SLM INTERNATIONAL, INC.,
                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,
                                 AS GUARANTORS,

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                           ---------------------------

                               SENIOR SECURED NOTE

                                    INDENTURE

                           DATED AS OF MARCH __, 1997

                             $______________________

                   14% SENIOR SECURED NOTES DUE APRIL 1, 2004

                            SLM INTERNATIONAL, INC.

================================================================================
Reconciliation and tie between Trust Indenture Act of 1939, as in effect at the date hereof, and Indenture dated as of March __, 1997.

Section of Trust Indenture Act                        Section of Indenture

310(a)(1) and (2)...........................................608
310(a)(3)...................................................613
310(a)(4)...................................................Inapplicable
310(a)(5)...................................................608
310(b)......................................................608, 609
310(c)......................................................Inapplicable
311(a)......................................................612
311(b)......................................................612
311(b)(2)...................................................612, 703(a)
311(c)......................................................Inapplicable
312(a)......................................................701, 702(a)
312(b)......................................................702(b)
312(c)......................................................702(c)
313(a)......................................................703(a)
313(b)......................................................703(a)
313(c)......................................................703(a)
313(d)......................................................703(b)
314(a)......................................................704, 705
314(b)......................................................1104
314(c)(1) and (2)...........................................102
314(c)(3)...................................................Inapplicable
314(d)......................................................1104
314(e)......................................................102
315(a)......................................................601(a), 601(c)
315(b)......................................................602
315(c)......................................................601(b)
315(d)......................................................601(c)
315(d)(1)...................................................601(a), 601(c)(1)
315(d)(2)...................................................601(c)(2)
315(d)(3)...................................................601(c)(3)
315(e)......................................................514
316(a)......................................................101
316(a)(1)(A)................................................512
316(a)(1)(B)................................................513
316(a)(2)...................................................Inapplicable
316(b)......................................................508
316(c)......................................................307, 104
317(a)(1)...................................................503
317(a)(2)...................................................504
317(b)......................................................403
318(a)......................................................107

================================================================================
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

                             SLM INTERNATIONAL, INC.
                          SENIOR SECURED NOTE INDENTURE

                               TABLE OF CONTENTS**

                                                                          PAGE
                                                                          ----
PRELIMINARY STATEMENT

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
      Section 101. Definitions.............................................  2
      Section 102. Compliance Certificates and Opinions.................... 14
      Section 103. Form of Documents Delivered to Trustee.................. 15
      Section 104. Acts of Holders......................................... 15
      Section 105. Notices to Trustee and Company.......................... 16
      Section 106. Notice to Holders; Waiver............................... 17
      Section 107. Conflict with Trust Indenture Act....................... 17
      Section 108. Effect of Headings and Table of Contents................ 18
      Section 109. Successors and Assigns.................................. 18
      Section 110. Separability Clause..................................... 18
      Section 111. Benefits of Indenture................................... 18
      Section 112. Governing Laws.......................................... 18
      Section 113. Legal Holidays.......................................... 18

                                   ARTICLE TWO

                                 SECURITY FORMS
      Section 201. Forms Generally......................................... 19
      Section 202. Forms of Securities and Certificate of Authentication... 19

                                  ARTICLE THREE

                                 THE SECURITIES
      Section 301. Title and Terms......................................... 19
      Section 302. Denominations........................................... 21
      Section 303. Execution, Authentication, Delivery and Dating.......... 21
      Section 304. Registration, Registration of Transfer and Exchange..... 22
      Section 305. Mutilated, Destroyed, Lost and Stolen Securities........ 23
      Section 306. Persons Deemed Owners................................... 24
----------
**This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

      Section 307. Payment of Principal and Interest; Preservation of
                   Rights.................................................. 24
      Section 308. Cancellation............................................ 26
      Section 309. Computation of Interest................................. 27
      Section 310. CUSIP Numbers........................................... 27

                                  ARTICLE FOUR

                                    COVENANTS
      Section 401. Payment of Principal and Interest....................... 27
      Section 402. Maintenance of Office or Agency......................... 27
      Section 403. Money for Security Payments to be Held in Trust......... 28
      Section 404. Maintenance of Existence; Compliance with Laws.......... 29
      Section 405. Payment of Taxes and Other Claims....................... 29
      Section 406. Limitation on Indebtedness.............................. 29
      Section 407. Limitation on Dividends, Distributions and Certain
                   Payments ............................................... 30
      Section 408. Limitation on Restrictions Affecting Subsidiaries....... 31
      Section 409. Guaranty and Security Agreements........................ 31
      Section 410. Reserved................................................ 31
      Section 411. Financial Statements and Other Reports.................. 31
      Section 412. Limitation on Liens; Negative Pledge.................... 32
      Section 413. Restrictions on Acquisition of Subsidiaries............. 34
      Section 414. Inspection.............................................. 34
      Section 415. Maintenance of Properties and Insurance................. 34
      Section 416. Transactions with Affiliates............................ 35
      Section 417. Dissolution of Certain Subsidiaries..................... 35
      Section 418. Waiver of Stay, Extension or Usury Laws................. 35
      Section 419. Limitation on Investments, Loans and Advances........... 35
      Section 420. Reserved................................................ 36
      Section 421. Companies May Consolidate, etc., Only on Certain Terms.. 36
      Section 422. Conduct of Business..................................... 37
      Section 423. Offers to Redeem Upon the Sale of Assets or Sale of
                   Equity ................................................. 37
      Section 424. Reserved................................................ 41
      Section 425. Mandatory Redemption Upon Change of Control............. 41

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES
      Section 501. Events of Default....................................... 43
      Section 502. Acceleration of Maturity; Rescission and Annulment...... 45
      Section 503. Collection of Indebtedness and Suits for Enforcement
                   by Trustee.............................................. 46
      Section 504. Trustee May File Proofs of Claim........................ 47
      Section 505. Trustee May Enforce Claims Without Possession of
                   Securities ............................................  48
      Section 506. Application of Money Collected.......................... 48
      Section 507. Limitation on Suits..................................... 49
      Section 508. Unconditional Right of Holders to Receive Principal
                   and Interest............................................ 50

      Section 509. Restoration of Rights and Remedies...................... 50
      Section 510. Rights and Remedies Cumulative.......................... 50
      Section 511. Delay or Omission Not Waiver............................ 50
      Section 512. Control by Holders...................................... 50
      Section 513. Waiver of Past Defaults................................. 51
      Section 514. Undertaking for Costs................................... 51
      Section 515. Remedies................................................ 52
      Section 516. Action on Securities.................................... 52

                                   ARTICLE SIX

                                   THE TRUSTEE
      Section 601. Certain Duties and Responsibilities..................... 53
      Section 602. Notice of Defaults...................................... 54
      Section 603. Certain Rights of Trustee............................... 54
      Section 604. Not Responsible for Recitals or Issuance of Securities.. 55
      Section 605. May Hold Securities..................................... 56
      Section 606. Money Held in Trust..................................... 56
      Section 607. Compensation and Reimbursement.......................... 56
      Section 608. Eligibility; Disqualification........................... 57
      Section 609. Resignation and Removal; Appointment of Successor....... 57
      Section 610. Acceptance of Appointment by Successor.................. 58
      Section 611. Merger, Conversion, Consolidation or Succession to
                   Business ............................................... 58
      Section 612. Preferential Collection of Claims Against Company....... 59
      Section 613. Co-Trustees and Separate Trustee........................ 59

                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE
      Section 701. Company to Furnish Trustee Names and Addresses of
                   Holders ................................................ 60
      Section 702. Preservation of Information; Communications to Holders.. 61
      Section 703. Reports by Trustee...................................... 62
      Section 704. Reports by Company...................................... 63
      Section 705. Statement as to Compliance.............................. 64

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES
      Section 801. Supplemental Indentures without Consent of Holders...... 64
      Section 802. Supplemental Indentures with Consent of Holders......... 65
      Section 803. Execution of Supplemental Indentures.................... 66
      Section 804. Effect of Supplemental Indentures....................... 66
      Section 805. Conformity with Trust Indenture Act..................... 66
      Section 806. Reference in Securities to Supplemental Indentures...... 66

                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES
      Section 901. Voluntary Redemption.................................... 67
      Section 902. Applicability of Article................................ 67
      Section 903. Election to Redeem; Notice to Trustee................... 67
      Section 904. Selection by Trustee of Securities to be Redeemed....... 67
      Section 905. Notice of Redemption.................................... 68
      Section 906. Deposit of Redemption Price............................. 68
      Section 907. Securities Payable on Redemption Date................... 69
      Section 908. Securities Redeemed in Part............................. 69

                                   ARTICLE TEN

                             GUARANTY OF SECURITIES
      Section 1001. Guaranty............................................... 69
      Section 1002. Obligations Joint and Several.......................... 70
      Section 1003. Validity Subject to Authentication..................... 70
      Section 1004. Guaranties Not Fraudulent Transfers or Conveyances..... 70
      Section 1005. Obligations of the Guarantors Unconditional............ 71
      Section 1006. Release of a Guarantor................................. 71
      Section 1007. Execution of Guaranties................................ 71
      Section 1008. Guarantors May Consolidate, Etc., on Certain Terms..... 72
      Section 1009. Contribution........................................... 72
      Section 1010. Subrogation Rights of the Guarantors................... 72

                                 ARTICLE ELEVEN

                       COLLATERAL AND SECURITY AGREEMENTS
      Section 1101. Collateral Documents................................... 72
      Section 1102. Recording and Opinions................................. 73
      Section 1103. Release of Collateral.................................. 74
      Section 1104. Certificates of the Issuer............................. 74
      Section 1105. Authorization of Actions to be Taken by the Trustee
                    Under the Collateral Documents......................... 75
      Section 1106. Authorization of Receipt of Funds by the Trustee
                    Under the Collateral Documents and the Intercreditor
                    Agreement ............................................. 75

SIGNATURES

EXHIBIT A   Form of Senior Secured Note Due April 1, 2004

            This SENIOR SECURED NOTE INDENTURE (this "Indenture"), dated as of March __, 1997, between SLM International, Inc., a Delaware corporation (the "Company"), as Issuer, Sport Maska Inc., Maska U.S., Inc., #1 Apparel, Inc., [*#1 Apparel Canada Inc., St Lawrence Manufacturing Canada Inc.,*] SLM Trademark Acquisition, Corp. and SLM Trademark Acquisition Canada Corporation (each a "Guarantor" and collectively, the "Guarantors"), and, The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

            The Company has duly authorized the creation of an issue of its Senior Secured Notes (as hereinafter defined) of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary have been done to make the Securities (as hereinafter defined), when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms. All covenants and agreements made by the Company herein are for the equal and proportionate benefit and security of the Holders (as hereinafter defined) of Securities. The Company is entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Company has simultaneously herewith granted to the Trustee, for the benefit of the Holders, a security interest in and lien upon substantially all of the Company's property (real, personal and mixed), as more fully described in the Collateral Documents (as hereinafter defined).

            Also in connection herewith, each of the Guarantors has authorized the execution and delivery of a guaranty of all of the Company's obligations evidenced by the Securities and due and owing pursuant hereto, which guaranty is set forth in Article Ten of this Indenture. In order to secure its obligations under such guaranty, each Guarantor has granted to the Trustee, for the benefit of the Holders, a security interest in and lien upon substantially all of its property (real, personal and mixed), all as more fully described in the Collateral Documents.

            The security interests in and liens upon the Collateral granted to the Trustee, for the benefit of the Holders, are subject to the terms and conditions of the Intercreditor Agreement (as hereinafter defined). Certain rights of the Trustee hereunder to institute proceedings or otherwise exercise remedies after an Event of Default (as hereinafter defined) are also subject to the terms and conditions of the Intercreditor Agreement.

            The Securities issued by the Company pursuant hereto will be distributed to the Lender Agent (as defined in the Reorganization Plan) for distribution by the Lender Agent to the initial Holders as a partial repayment of the Company's obligations to such Holders under the Credit Agreement (as defined in the Reorganization Plan).

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) except as otherwise expressly provided in this Indenture, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP; financial statements and other financial information required to be delivered by the Company to the Trustee and the Holders pursuant to this Indenture shall be prepared in accordance with GAAP as in effect at the time of such preparation; and

            (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms, used principally in Articles Three, Four and Six, are defined in those Articles.

            "Act" when used with respect to any Holder has the meaning specified in Section 104(a).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means The Chase Manhattan Bank, as Agent for itself and the other lenders under that certain Credit Agreement, dated as of March __, 1997, among the Company and certain of its Subsidiaries, as borrowers, the lenders referred to therein and The Chase Manhattan Bank, as agent or any successor agent appointed thereunder, or the agent or representative of the lenders under any other Credit Agreement.

            "Aggregate Outstanding Amount" means the aggregate principal amount of all the Securities Outstanding at the date of determination.

            "Asset Sale" means the sale, lease, assignment or other transfer for value by the Company or any of its Subsidiaries to any Person other than the Company or any of its direct or indirect Subsidiaries who are Guarantors hereunder, whether in a single transaction or a series of related transactions, of (a) any securities issued by the Company's Subsidiaries, (b) all or substantially all of (i) the assets of the Company or any of its Subsidiaries, or (ii) any division or line of business of the Company or any of its Subsidiaries, or (c) any other assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary, as the case may be.

            "Asset Sale Redemption Proceeds" means, in the case of any Asset Sale, the Net Cash Proceeds of Asset Sale minus the amount of such Proceeds applied pursuant to Sections 423(a)(i), (ii)(x) and (ii)(y) hereof.

            "Asset/Stock Sale Redemption" shall have the meaning set forth in
Section 423(c) hereof.

            "Asset/Stock Sale Redemption Date" shall have the meaning set forth in Section 423(c) hereof.

            "Authorized Officer" means, (i) with respect to the Company or any Subsidiary, any president, vice president, secretary, treasurer, chief financial officer, controller, assistant vice president, assistant secretary or assistant treasurer of the Company or such Subsidiary, as the case may be, and (ii) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer.

            "Authorized Newspapers" means, collectively (i) with respect to the United States, the national edition of the New York Times or the Wall Street Journal, or any other newspaper of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and (ii) with respect to Canada, any newspaper of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

            "Available Redemption Proceeds" means the aggregate amount of (i) Asset Sale Redemption Proceeds and (ii) Stock Sale Redemption Proceeds.

            "Bankruptcy Default" means any default under Section 501(e) or (f).

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

            "Canadian Credit Agreement" means that certain Credit Agreement, dated as of March __, 1997, among Sport Maska Inc., #1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc./Manufactures St. Laurent Canada Inc. and The Chase Manhattan Bank of Canada, as such Credit Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and any renewals, extensions, refundings, replacements or refinancings thereof, to the extent the indebtedness provided thereunder complies with the terms of the proviso set forth in the definition of "Credit Facility Indebtedness."

            "Canadian Guarantors" means, collectively, Sport Maska Inc., [*#1 Apparel Canada Inc., St Lawrence Manufacturing Canada Inc.,*] and SLM Trademark Acquisition Canada Corporation, and any other Person who may hereafter become a Subsidiary of the Company and whose internal affairs are governed by the laws of Canada.

            "Canadian Security Documents" means (i) the Debenture and Delivery Agreements executed by the Company and each of the Guarantors, (ii) the Deeds of Hypothec executed by the Company and each of the Guarantors, (iii) the Security Agreement (Intellectual Property) executed by each of the Canadian Guarantors,
(iv) the Mortgage on the Mount Vernon, Ontario property executed by #1 Apparel Canada Inc., and each other agreement now existing or hereafter created providing collateral security in Canada for the payment or performance of any of the obligations under the Securities and this Indenture.

            "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Equivalents" means (i) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States
(a) having capital and surplus in excess of $250,000,000 and (b) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Rating Group or Moody's Investors Service, Inc. and certificates of deposit in dollars offered by money market mutual funds meeting the criteria in clause (iii) below; (ii) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States; (iii) investments in money market mutual funds having assets in excess of $2,000,000,000; (iv) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (v) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

            "Change of Control" shall mean (i) Wellspring Associates L.L.C. and its Affiliates shall cease to maintain the number of seats on the Board of Directors of the Company to which Wellspring Associates L.L.C. and/or its Affiliates is entitled pursuant to the Shareholders' Agreement in effect on the date hereof or (ii) Wellspring Associates L.L.C. and/or its Affiliates shall cease to own stock of the Company representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company. "Voting power" as used herein shall mean direct voting power, or the ability to vote by virtue of contract, voting trust or other agreements.

            "Change of Control Redemption" shall have the meaning set forth in
Section 425 hereof.

            "Change of Control Redemption Date" shall have the meaning set forth in Section 425 hereof.

            "Closing Date" means the date of the initial issuance of the Securities.

            "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

            "Collateral" means, collectively, the Company Collateral and the Guarantor Collateral of all Guarantors.

            "Collateral Documents" means the Canadian Security Documents, the Pledge Agreement, the UK Pledge Agreement, the Security Agreement, the Security Agreement--Patents and Trademarks, the Mortgages and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any of the obligations under the Securities and this Indenture, and the financing statements under the UCC and Personal Property Security Law related thereto.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing or performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Collateral" means all of the property (real, personal and mixed) of the Company securing the obligations owing under this Indenture and the Securities.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Authorized Officers of the Company.

            "Compliance Certificate" means a certificate executed by two Authorized Officers of the Company who are authorized to certify as to the matters contained in such certificate.

            "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) Consolidated Interest Expense plus (iii) Federal, state, provincial and local income taxes plus (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense and depreciation expense, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, the aggregate interest expense of the Company and its Subsidiaries during the relevant period that, in conformity with GAAP, should be included as interest expense reflected in the consolidated financial statements of the Company and its Subsidiaries and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any obligations with respect to Capital Leases allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock,
(v) payments of interest expense in kind and (vi) all letter of credit fees payable with respect to the Canadian Letter of Credit issued pursuant to the Credit Agreement.

            [*"Consolidated Net Income" means, for any period, the aggregate income (or loss) of the Company and its Subsidiaries on a consolidated basis, consolidated in conformity with GAAP for such period taken as a single accounting period, which shall be an amount equal to net revenues and other proper items of income less the aggregate of any and all items that are treated as expenses under GAAP, and less Federal, state, provincial and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.*]

            "Consolidated Net Worth" shall mean the aggregate amount of stockholders' equity (including without limitation any part of stockholders' equity attributable to preferred stock) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Contingent Obligation," as applied to any Person, means any direct or indirect obligation, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other monetary obligation of another Person, including, without limitation, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or sold on a recourse basis by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, or to provide collateral to secure payment of such obligation, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged or that the holders of such obligation will be protected (in whole or in part) against any monetary loss in respect thereof. The amount of any Contingent Obligation shall be equal to the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred and (ii) the maximum amount for which the Person incurring the Contingent Obligation may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 21 West, New York, New York 10286, Attention: Corporate Trust Administrator.

            "Credit Agreement" means that certain Credit Agreement, dated as of March __, 1997, among the Company and certain of its Subsidiaries, as borrowers, the lenders referred to therein and The Chase Manhattan Bank, as agent, as such Credit Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and any renewals, extensions, refundings, replacements or refinancings thereof, to the extent the indebtedness provided thereunder complies with the terms of the proviso set forth in the definition of "Credit Facility Indebtedness."

            "Credit Facility Indebtedness" means (i) the principal of, and interest on, all unreimbursed drawings under letters of credit issued or amended (or deemed issued or amended), and other extensions of credit, under the Credit Agreement and the Canadian Credit Agreement and all commitment, commission, facility and other fees payable under the Credit Agreement and the Canadian Credit Agreement and all expenses, reimbursements, indemnities and other amounts payable by the Company or any other obligor under the Credit Agreement and the Canadian Credit Agreement and the commitment letter relating thereto, and (ii) any refundings, replacements, refinancings, renewals or extensions of any indebtedness or other obligation described in clause (i) above; provided that any such refundings, replacements, refinancings, renewals or extensions shall be based on commercially reasonably terms and conditions and the maximum amount of indebtedness that may be outstanding thereunder at any time shall be limited to 85% of the aggregate net book value of the current assets of the Company and its Subsidiaries, as determined in accordance with GAAP.

            "Defaulted Interest" has the meaning specified in Section 307(e).

            "Depository Institution" means a depository institution as that term is defined at 12 U.S.C. ss. 461(b)(1)(A), as amended, or any successor provision.

            "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2701 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), their Canadian equivalent, including, without limitation, the Environmental Protection Act of Ontario, the Environmental Quality Act of Quebec, the Canadian Environmental Protection Act and the Canadian Transportation of Dangerous Goods Act, as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state, provincial or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law and orders of regulatory and administrative bodies.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.(1)

            "ERISA Affiliate," as applied to any Person, means (i) any corporation that is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is, or was at any time, a member, (ii) any trade or business (whether or not incorporated) that is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member, and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute and the rules and regulations promulgated thereunder.

            "Exempted Subsidiaries" shall have the meaning set forth in Section 413 hereof.

            "FASB" means Statements of the Financial Accounting Standards Board.

            "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

--------
(1) ERISA provisions to conform to Credit Agreement.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

            "Guarantor Collateral" means, with respect to each Guarantor, all of the property (real, personal and mixed) of such Guarantor securing the obligations of such Guarantor under this Indenture, the Securities, and the Collateral Documents.

            "Guarantors" means the Persons named as the "Guarantors" in the first paragraph of this instrument and all other Persons who may hereafter become Guarantors in accordance with the provisions hereof.

            "Guaranty" means, with respect to each Guarantor, the guaranty provided by such Guarantor pursuant to Article Ten of this Indenture.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Indebtedness" means with respect to any Person, without duplication
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (c) all obligations of such Person for the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person and that portion of obligations with respect to Capital Leases, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all Indebtedness of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such Indebtedness provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such property or assets and (ii) the amount of such Indebtedness), (h) all Contingent Obligations of such Person and
(i) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the payment in full of all principal and interest under the Securities.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Intercreditor Agreement" means that certain Inter-Creditor Agreement, dated as of March __, 1997, between and among Agent, The Chase Manhattan Bank of Canada and the Trustee.

            "Interest Accrual Period" means with respect to any Interest Payment Date, the period commencing on the immediately preceding Interest Payment Date (or commencing on the Closing Date in the case of the first Interest Payment
Date) and ending on the day immediately preceding such Interest Payment Date.

            "Interest Payment Date" means April 1 and October 1, as the case may be, of each year, commencing on the first such date to occur which is at least ninety days after the Closing Date.

            "Interest Rate" means the annual rate at which interest accrues on the Securities, as specified in Section 301 and in the terms of the Senior Secured Notes.

            "Lien" means with respect to any asset, (i) any mortgage, hypothec, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

            "Material Adverse Effect" a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the terms hereof or of any Collateral Document, (iii) the rights of, or remedies available to, the Trustee or the Holders under the Indenture or any Collateral Document or (iv) the Trustee's Lien on any material portion of the Collateral or the priority of such Lien.

            "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether pursuant to Section 307, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

            "Mortgages" means the real property mortgages dated as of the date hereof and executed by the Company or a Guarantor (as the case may be) in favor of the Trustee, for the benefit of the Holders, as amended, modified or supplemented from time to time.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

            "Net Cash Proceeds of Asset Sale" means, in the case of any Asset Sale, the sum of (a) the gross cash proceeds received from such Asset Sale plus
(b) without duplication, all cash proceeds as and when received subsequent to such Asset Sale representing any deferred portion of the purchase price, less
(c) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable plus the good-faith best estimate of the amount of all income taxes payable (to the extent such amount shall have been set aside) in connection with the applicable transaction, (ii) the amount, if any, applied to repay any Indebtedness (other than the Credit Facility Indebtedness or Indebtedness in respect of the Senior Secured Notes) including, without limitation, any premium, penalty, interest or other amount in connection with such Indebtedness to the extent such Indebtedness is required by its terms or by applicable law to be repaid, (iii) reasonable and customary fees, commissions and expenses and other costs paid (other than those paid to any Affiliate of the Company) in connection with the applicable transaction and (iv) reserves and escrows, if any, in connection with indemnification or similar obligations, in each case to the extent not already deducted in arriving at the amount referred to in clause (a) or (b), all as reflected in an Officers' Certificate delivered to the Trustee.

            "Notice of Election" shall have the meaning set forth in Section 423 hereof.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Authorized Officers.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

            "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

            (b) Securities, or portions thereof, for whose payment or redemption money (other than Available Redemption Proceeds) in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

            (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Guarantor or any Affiliate of the Company or Guarantor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that (i) the pledgee has a right to so act with respect to such Securities, and (ii) the pledgee is not the Company or any Guarantor or any Affiliate of the Company or Guarantor.

            "Paying Agent" means any Person (other than the Company or any Affiliate or Subsidiary of the Company) authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

            "Payment Default" means any default under Section 501(a).

            "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Personal Property Security Law" shall mean the Personal Property Security Act or other statue or statutory provisions in effect from time to time in Canada and its provinces which deals with the perfection and priority of Liens on Collateral.

            "Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, between the Company and each Guarantor and the Trustee, for the benefit of the Holders, as amended, modified or supplemented from time to time.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Purchase Money Indebtedness" means purchase money obligations to finance, refinance or refund the cost (including the cost of construction) of real or tangible personal property (including such obligations with respect to Capital Leases).

            "Redemption Date," when used with respect to any Securities to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Regular Record Date," for the interest payable on any Interest Payment Date, means the thirtieth day (whether or not a Business Day) immediately preceding such Interest Payment Date.

            "Reorganization Plan" means the First Amended Joint Chapter 11 Plan (As Modified), dated as of November 12, 1996, the First Modification thereto dated January 16, 1997 and the Second Modification thereto dated January 22, 1997, as confirmed by the United States Bankruptcy Court for the District of Delaware on January 23, 1997, and the Third Modification dated March __, 1997, as confirmed by the United States Bankruptcy Court for the District of Delaware on March __, 1997 .

            "Requisite Holders" means the Holders of fifty-one percent (51%) of the Aggregate Outstanding Amount of Securities.

            "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Scheduled Principal Payments" means, at a specified date, the scheduled principal payments due on the Senior Secured Notes as set forth in
Section 307(b)(i).

            "Secondary Securities" has the meaning set forth in Section 307.

            "Securities" means the Senior Secured Notes.

            "Security Agreement" means that certain Security Agreement, dated as of the date hereof, between the Company and each Guarantor and the Trustee, for the benefit of the Holders, as amended, modified or supplemented from time to time.

            "Security Agreement--Patents and Trademarks" means that certain Security Agreement and Mortgage -- Patents and Trademarks, dated as of the date hereof, between the Company and each Guarantor and the Trustee, for the benefit of the Holders, as amended, modified or supplemented from time to time.

            "Security Register" and "Security Registrar" have the meanings specified in Section 304.

            "Senior Secured Notes" means the Company's 14% Senior Secured Notes Due April 1, 2004 issued and outstanding pursuant to this Indenture (including Secondary Securities issued in respect thereof).

            "Shareholders Agreement" shall mean that certain Agreement dated as of March ___, 1997 by and among the Company and WS Acquisition L.L.C., The Equitable Life Assurance Society of the United States, The Northwest Mutual Life Insurance, Phoenix Home Life Mutual Insurance Company, GE Capital Assurance Company, Business Men's Assurance Company and Indianapolis Life Insurance Company, as amended, modified or supplemented from time to time.

            "Special Record Date," for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 307(e)(1).

            "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security (disregarding any mandatory redemption payments required by the terms of this Indenture) or such installment of interest is due and payable.

            "Stock Sale" has the meaning set forth in Section 423(b) hereof.

            "Stock Sale Proceeds" has the meaning set forth in Section 423(b) hereof.

            "Stock Sale Redemption Proceeds" means, in the case of any Stock Sale, the Stock Sale Proceeds minus the amount of such Stock Sale Proceeds applied to repay Credit Facility Indebtedness pursuant to Section 423(b)(x) hereof.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of stock or partnership or other interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 805.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "UCC" means the Uniform Commercial Code of the state identified by the context in which the term is used.

            "UK Pledge Agreement" means that certain [*Pledge Agreement,*] dated as of the date hereof, between the Company and the Trustee, for the benefit of the Holders, as amended, modified or supplemented from time to time.

Section 102. Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee a Compliance Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation, if any, upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Authorized Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) The ownership of Securities shall be proved by the Security Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            If the Company shall solicit from the Holders any request, demand authorization, direction, notice, consent, waiver or other action, the Company may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Notwithstanding the Trust Indenture Act Section 316(c), any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

            If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 105. Notices to Trustee and Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing and mailed, first-class postage prepaid, or delivered by nationally recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administrator (with a copy thereof to the Company at the address specified in Section 105(b)), or at any other address previously furnished in writing to the Company and each Holder by the Trustee; or

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, or delivered by nationally recognized overnight courier, to the Company addressed to it at 7405 Trans Canada Highway, Suite 300, St. Laurent, Quebec, Canada H4T 1Z2,
      Attention: Russell J. David, Vice President-Finance, or at any other address previously furnished in writing to the Trustee by the Company.

            Any request, demand, authorization, direction, notice, concern, waiver or action of Holders or other document delivered pursuant to this Section 105 shall be effective (i) three (3) days after mailing, if sent by mail, first-class postage prepaid, or (ii) on the next Business Day if sent by nationally recognized overnight courier.

Section 106. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed (at the Company's expense), first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 107. Conflict with Trust Indenture Act.

            If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109. Successors and Assigns.

            All covenants and agreements in this Indenture by the Company or any Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors and permitted assigns hereunder, any Paying Agent, Security Registrar and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Laws.

            This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.

Section 113. Legal Holidays.

            In any case where any Interest Payment Date, any date established for the payment of Defaulted Interest under Section 3.07(e) hereof, any Redemption Date or the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, any date established for the payment of Defaulted Interest under Section 3.07(e) hereof or Redemption Date, or at the Stated Maturity; provided, however, that interest shall accrue with respect to any such principal payment for the period from and after such Redemption Date or Stated Maturity, as the case may be, to (but not including) the next succeeding Business Day, and shall be payable on such next succeeding Business Day.

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 201. Forms Generally.

            The Securities and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth in this Exhibit A hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officer of the Company executing such Securities, as evidenced by his or her execution of such Securities.

Section 202. Forms of Securities and Certificate of Authentication.

            The Senior Secured Notes shall be in substantially the form attached hereto as Exhibit A and the form of the Trustee's certificate of authentication shall be in the form provided in such Exhibit, which is incorporated in, and made a part of, this Indenture.

                                  ARTICLE THREE

                                 THE SECURITIES

Section 301. Title and Terms.

            The aggregate original principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $_____________, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities (including Secondary Securities) pursuant to Section 303, 304, 305, 307, 806 or 908. Interest on the Securities shall begin to accrue on the Closing Date and the initial Interest Rate (prior to default) on the Securities shall be equal to 14% per annum, payable in cash or, at the Company's option, up to 4% per annum in Secondary Securities; provided that, with respect to the payment due on the first Interest Payment Date, the Company may, at its option, pay all interest due on that date in Secondary Securities. Notwithstanding anything to the contrary in the preceding sentence, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing on the date the Interest Rate is to reduce pursuant to the terms of this Section 301:

                  (a) the Interest Rate (prior to default) on the Securities shall be permanently reduced to 12% per annum, payable in cash or, at the Company's option, up to 2% per annum in Secondary Securities, upon the delivery by the Company to the Trustee of (i) financial statements demonstrating that Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters of the Company was not less than $18,000,000 and (ii) an Officers Certificate certifying as to the foregoing and as to the effective date of such reduction, such reduction in the Interest Rate (prior to default) on the Securities to be effective as of the first day of the next succeeding calendar month that commences at least thirty days after the date on which such financial statements have been (1) delivered to the Trustee and (2) filed with the Commission; and

                  (b) the Interest Rate (prior to default) on the Securities shall be permanently reduced to 10% per annum payable in cash, upon the delivery by the Company to the Trustee of (i) financial statements demonstrating that Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters of the Company was not less than $25,000,000 and (ii) an Officers Certificate certifying as to the foregoing and as to the effective date of such reduction, such reduction in the Interest Rate (prior to default) on the Securities to be effective as of the first day of the next succeeding calendar month that commences at least thirty days after the date on which such financial statements have been (1) delivered to the Trustee and (2) filed with the Commission.

            If a Potential Event of Default or Event of Default has occurred and is continuing on the date any reduction in the Interest Rate would otherwise become effective pursuant to Section 301(a) or (b) hereof, such Interest Rate reduction shall not become effective until the first day of the next succeeding calendar month after the date on which such Potential Event of Default or Event of Default has been cured or waived in accordance with the provisions of this Indenture.

            Upon the occurrence of any event which would result in the reduction of the Interest Rate pursuant to Section 301(a) or (b) hereof, the Trustee (at the expense of the Company) shall give prompt written notice to all Holders (i) of such occurrence, (ii) that, provided that there is no occurrence and continuance of a Potential Event of Default or Event of Default on the date the Interest Rate is to reduce pursuant to Section 301(a) or (b), the Interest Rate will be reduced, and (iii) the effective date thereof.

            The Interest Rate in effect with respect to the Securities is subject to increase as provided in Sections 503 and 515. Any such increase shall be paid solely in cash.

            Upon the occurrence of any Payment Default, Bankruptcy Default or any default pursuant to Section 501(c) hereof, all interest accrued thereafter and during the period in which the Payment Default, Bankruptcy Default or any default pursuant to Section 501(c) hereof has continued shall be payable solely in cash, and no portion thereof may be paid in Secondary Securities.

Section 302. Denominations.

            The Securities shall be issuable in registered form in any denomination (except for Secondary Securities) of $250,000 or more. In each case, such principal amounts shall be expressed in terms of the principal amounts thereof at the Closing Date.

Section 303. Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of such Authorized Officer on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signature of any individual who at the time of execution of the Securities was authorized to act on behalf of the Company in executing the Securities shall bind the Company, notwithstanding that such individual may have ceased to be authorized to act in such capacity prior to the authentication and delivery of such Securities or did not possess such authorization at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

            Each Security authenticated and delivered by the Trustee upon a Company Order on the Closing Date shall be dated as of the Closing Date. All other Securities that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A hereto duly executed by the Trustee by manual signature of one of its duly authorized Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and entitled to the benefits of this Indenture.

            In case the Company, as permitted by Section 421 hereof, shall be consolidated or merged with or into any other Person or shall convey or transfer all or substantially all of its properties and assets to any other Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance or transfer, as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance or transfer may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

            The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith [*by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or vice presidents*] shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 304. Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 402 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. Upon any resignation or removal of the Security Registrar, the Company shall promptly appoint a successor with the approval of the Requisite Holders or, in the absence of such approval, assume the duties of Security Registrar until a successor shall have been approved, and notify the Holders of such action.

            If a Person other than the Trustee is appointed by the Company as Security Registrar, the Company will give the Trustee prompt written notice of the appointment of such Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Security Registrar by an authorized officer thereof as to the names, addresses, wiring instructions and taxpayer identification numbers of the Holders of the Securities and the principal amounts and numbers of such Securities.

            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 402 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

            At the option of the Holder, one or more Securities may be exchanged for one or more other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or its attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 806 or 908 not involving any transfer.

            The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for redemption under Sections 423, 425 or 904 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Section 305. Mutilated, Destroyed, Lost and Stolen Securities.

            If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent thereof harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

            Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 306. Persons Deemed Owners.

            Prior to, and at the time of, due presentment for registration of transfer, the Company, the Trustee, the Security Registrar, and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 307.Payment of Principal and Interest; Preservation of Rights.

            (a) The Securities shall accrue interest (prior to default) during each Interest Accrual Period at the applicable Interest Rate determined in accordance with Section 301, accrued interest shall be paid by the Company on each Interest Payment Date in cash, or, to the extent permitted in Section 301, at the option of the Company, through the issuance of additional Securities (such Securities as issued from time to time for accrued interest being referred to herein as "Secondary Securities"); provided that the Company may at its option pay cash in lieu of issuing Secondary Securities. Any such Secondary Securities shall be governed by this Indenture and shall be identical in all respects to the Securities initially issued hereunder (except, as the case may be, with respect to the issuance date and principal amount). The issuance of Secondary Securities in accordance with this Section 307 shall not relieve the Company of its obligations under Section 401. To the extent lawful and enforceable, interest on Defaulted Interest and interest on the principal amount of Securities shall accrue at the applicable Interest Rate, as may be increased pursuant to Sections 503 and 515.

            (b) The principal of the Securities shall be payable as follows unless the unpaid principal of such Securities becomes due and payable at an earlier date by declaration of acceleration or in accordance with Sections 423, 425 and 901:

            (i) Amounts shall be due and payable in accordance with the following schedule, provided that the outstanding principal amount of Securities to be repaid pursuant to this Section 307(b)(i) on a Scheduled Principal Payment Date on or prior to October 1, 2003 shall be reduced on a pro rata basis to the extent of any redemption of Securities made prior to the applicable Principal Payment Date:

                  Scheduled                     Outstanding Principal
            Principal Payment Date                   to be Repaid
            ----------------------              ---------------------

            October 1, 2001                     $4,000,000
            April 1, 2002                        4,000,000
            October 1, 2002                      4,000,000
            April 1, 2003                        4,000,000
            October 1, 2003                      4,000,000
            April 1, 2004                       Balance of Unpaid Principal

            (ii) All payments of principal on the Securities made pursuant to this subsection shall be allocated to the Securities by lot or any other appropriate and fair method determined by the Trustee.

            (c) Except as set forth above with respect to payment of interest by issuance of Secondary Securities, interest and principal on each Security shall be payable by (i) wire transfer to a United States dollar account maintained by the Holder of such Security at a Depository Institution in the United States as reflected on the Security Register on the close of business on the applicable Record Date or (ii) mailing checks for such interest and principal to the Holders entitled thereto, first class postage prepaid, to each Holder to such address as shall appear on the Security Register on the close of business of the applicable Record Date. Interest and principal on each Security shall be paid by the Paying Agent from the amounts made available therefor by the Company. In the case of the Maturity of a Security, the Trustee, in the name and at the expense of the Company, shall notify the Person entitled thereto at its address as it appears on the Security Register that such Security is to be paid in full. Such notice shall be mailed as soon as practicable, and in any event no later than the tenth (10th) day prior to the Maturity of such Security and shall specify the place where such Security may be presented and surrendered for final payment. The Company, with the prior consent of the Trustee, may, but shall not be obligated to, adopt any other method of payment requested by a Holder.

            (d) The Holders as of the close of business on the Regular Record Date in respect of an Interest Payment Date shall be entitled to the interest accrued and payable and principal payable, if any, on such Interest Payment Date. Payments of interest, in cases where the amount of interest which is being paid on Securities is less than the amount of interest which has accrued, to such Holders shall be made in the proportion that the unpaid principal balance of the Securities registered in the name of each such Holder on such Regular Record Date bears to the Aggregate Outstanding Amount of all Securities. Any such payments that are returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Company to be maintained as provided in Section 402.

            (e) Any interest on any Security which is payable, but is not punctually paid or duly provided for (including, without limitation, provision by issuance of Secondary Securities), on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder;

and such Defaulted Interest may, unless the Trustee shall have made demand therefor as provided in the Securities and Section 503 hereof, be paid by the Company, at its election in each case, as provided in subsection (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited is to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection. The Company shall be entitled to any interest earned on the amounts so deposited. Thereupon the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

            (f) All Secondary Securities permitted or required to be issued under the terms of this Indenture in lieu of the cash payment of accrued interest shall be issued and delivered to the Holders entitled thereto on the applicable Regular Record Date no later than the Interest Payment Date on which such accrued interest is due.

Section 308. Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company.

Section 309. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days which have elapsed.

Section 310. CUSIP Numbers.

      The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE FOUR

                                    COVENANTS

Section 401. Payment of Principal and Interest.

            Subject to the grace periods provided in Section 501(a), the Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 402. Maintenance of Office or Agency.

            The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities may be served. The Company will give prompt written notice to the Trustee of the location of any such office or agency and any change of location thereof. The Company hereby initially designates the office of the Trustee at the Corporate Trust Office of the Trustee as such office or agency of the Company. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations,

Securities to be surrendered and demands may be made and notices may be served at the Corporate Trust Office of the Trustees.

Section 403. Money for Security Payments to be Held in Trust.

            On or before 12:00 Noon, Eastern time, on the Business Day immediately preceding each due date of the principal of or interest on, any Securities, except as otherwise set forth in Section 423, the Company shall deposit with the Paying Agent a sum in same day funds (or, if permitted hereunder, Secondary Securities) sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

            The Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (a) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

            (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in Authorized Newspapers, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 404. Maintenance of Existence; Compliance with Laws.

            Except as otherwise specifically permitted under Section 421 or
Section 423, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or partnership existence, as the case may be, of each Subsidiary and all rights, privileges, franchises, permits, licenses, patents, patent rights, approvals, copyrights, trademarks, tradenames and other authority which if not so preserved or kept in full force and effect would have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries will at all times conduct their business in an orderly manner without voluntary interruption and shall exercise all reasonable diligence in order to comply with the requirements of all material applicable laws, rules, regulations, licenses, permits and orders of any governmental authority, noncompliance with which would materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The Company shall at all times be a corporation organized and existing under the laws of a State of the United States of America.

Section 405. Payment of Taxes and Other Claims.

            (a) The Company will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or (ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate, would not have a Material Adverse Effect.

            (b) The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company and its Subsidiaries.

Section 406. Limitation on Indebtedness.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness; provided however, that this Section 406 shall not limit the incurrence by the Company or any Subsidiary of (i) the Credit Facility Indebtedness; (ii) Indebtedness incurred hereunder; and (iii) to the extent permitted under the Credit Agreement and the Canadian Credit Agreement (a) Indebtedness secured by Liens permitted under Section 412, (b) Indebtedness (including, without limitation, guarantees) existing on the date hereof but not the extension, renewal or refunding thereof, (c) Indebtedness to trade creditors incurred in the ordinary course of business, (d) guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (e) Purchase Money Indebtedness to finance capital expenditures in an aggregate amount outstanding at any time not to exceed $5,000,000 provided that any Lien granted with respect to such Indebtedness is permitted by Section 412(e) hereof, (f) guarantees by the Company of Indebtedness of any Subsidiary permitted under this Section 406 and guarantees by any Subsidiary of Indebtedness of the Company or another Subsidiary permitted under this Section 406, (g) other unsecured Indebtedness in the ordinary course of business not to exceed $3,000,000 at any one time outstanding, (h) interest rate and currency protection agreements occurring in the ordinary course of business, (i) Indebtedness to finance insurance premiums and (j) other unsecured Indebtedness but only if at the time such Indebtedness is incurred, (1) either (x) the Interest Rate on the Securities has been permanently reduced to 12% per annum pursuant to Section 301(a) and the Company has irrevocably waived its right to pay any interest in Secondary Securities as otherwise permitted by Section 301(a) or (y) the Interest Rate on the Securities has been permanently reduced to 10% per annum pursuant to Section 301(b); (2) after giving effect to the incurrence of such Indebtedness, the ratio of Consolidated EBITDA to Consolidated Interest Expense for any four fiscal quarter period ending (x) on or prior to September 30, 2001, exceeds 2.25 to 1.00 or (y) at any time thereafter, exceeds 2.75 to 1.00; (3) such Indebtedness does not mature or become subject to any mandatory prepayment or amortization of principal prior to July 2, 2004; and (4) the Company shall have delivered to the Trustee an Officers' Certificate stating that the incurrence of such Indebtedness satisfies each of the requirements set forth in this Section 406(j) and a Compliance Certificate demonstrating in reasonable detail compliance at the end of the applicable accounting period with the restrictions contained clause (2) of this Section 406(j).

Section 407. Limitation on Dividends, Distributions and Certain Payments.

            The Company and its Subsidiaries will not, directly or indirectly,
(i) prepay, redeem, purchase or retire any Indebtedness incurred pursuant to
Section 406(j) or (ii) declare, order, pay, make or set apart any sum for any dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose except that (1) any Subsidiary of the Company may pay dividends or make other distributions to its direct parent, (2) the Company may pay dividends in kind or exchange shares of its capital stock for other such shares and (3) so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, the Company may repurchase or redeem its shares from employees or officers who have died, resigned, been terminated or retired so long as the aggregate amount expended in any fiscal year of the Company does not exceed (x) $250,000 and (y) at any time after April 1, 2000, provided that the Consolidated Net Income for the previous fiscal year of the Company equals or exceeds $250,000, an additional $250,000 in such fiscal year.

Section 408. Limitation on Restrictions Affecting Subsidiaries.

            Except as otherwise set forth herein or as may be set forth in the Credit Agreement, the Canadian Credit Agreement, any guarantee thereof or any agreement binding on a Subsidiary acquired after the date hereof in accordance with the terms hereof, the Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or partnership interests owned by the Company or any Subsidiary of the Company, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company, or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

Section 409. Guaranty and Security Agreements.

            The Company shall, and shall cause each of the Guarantors to, execute and deliver the Collateral Documents, and the Company agrees, and agrees to cause the Guarantors, to perform fully, promptly and faithfully all of their respective obligations under each of the Collateral Documents and the Guaranties to which they are a party, in each case, in accordance with the terms thereof.

Section 410. Reserved.

Section 411. Financial Statements and Other Reports.

            The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the
Trustee:

            (a) such information, documents, reports and certificates as is required under Sections 704 and 705;

            (b) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 501(d), (iii) of a material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (iv) that any holder of a Lien permitted by Section 412(f) has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to such Lien that could result in the foreclosure or enforcement of such Lien against the assets of the Company or any Subsidiary, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, or event or condition, and what action the Company or such Subsidiary, as the case may be, has taken, is taking and proposes to take with respect thereto; and

            (c) with reasonable promptness, such other information and data with respect to the Company or its Subsidiaries as from time to time may be reasonably requested by the Trustee.

Section 412. Limitation on Liens; Negative Pledge.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets or the properties or assets of any of its Subsidiaries, respectively, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security or similar laws (not including any Lien described in Section 412(m) of the Code);

            (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than fifteen (15) days or which are being contested in compliance with Section 405;

            (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in compliance with Section 405;

            (d) zoning restrictions, easements, rights of way licenses, flowage rights, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor defects or irregularities of title and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent to the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

            (e) purchase money Liens granted in connection with the occurrence of Indebtedness permitted by Section 406(e) hereof, to the vendor or Person financing the construction or acquisition of property, plant or equipment, provided that (i) such Lien is limited to the particular assets constructed or acquired, (ii) the debt secured by the Lien does not exceed the amount financed for the construction or acquisition cost (including transaction costs and indemnities customarily secured by a Lien of such type) of the specific assets on which the Lien is granted, (iii) such Lien arises and the Indebtedness secured thereby is created within 120 days of the completion of such construction or of such acquisition or are incurred to extend, renew or refinance such Liens and Indebtedness incurred within such 120-day period and (iv) such transaction does not otherwise violate the terms of the Indenture;

            (f) Liens securing the Credit Facility Indebtedness;

            (g) Liens existing on the date of this Indenture but not the extension, renewal or refunding of the Indebtedness secured thereby;

            (h) Liens granted to the Trustee pursuant to the Collateral Documents as security for the benefit of the Holders of the Securities hereunder;

            (i) Liens and deposits securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

            (j) judgment Liens securing judgments and decrees, which would not constitute an Event of Default under Section 501(g);

            (k) warrants being issued under the Reorganization Plan or stock options issued pursuant to stock option plans;

            (l) option of other shareholders of CCM Holdings (1983) Inc.;

            (m) UCC filings made for informational purposes or required by any Personal Property Security Law by lessors of property to the Company, a Guarantor or any Subsidiary thereof;

            (n) Liens in favor of customs and revenue authorities to secure the payment of custom duties in connection with the importation of goods in the ordinary course of business;

            (o) Liens on property prior to the acquisition thereof by the Company, a Guarantor or any Subsidiary thereof, provided that such Lien is not created in contemplation of or in connection with such acquisition, such Lien does not apply to any other property and such Lien does not materially interfere with the use, occupancy and operation of any property, materially reduce the fair market value of such property but for such Lien or result in any material increase in the cost of operating, occupying or owning (or leasing) such property; or

            (p) Liens that arise automatically under Environmental Laws provided that the Company is in compliance with Section 404 and any such Lien would not have a Material Adverse Effect.

            Neither the Company nor any of its Subsidiaries will enter into any agreement prohibiting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired, to secure payment of the Securities (except in respect of any specific asset purchased pursuant to any Purchase Money Indebtedness permitted under Section 406(iii)(e)).

Section 413. Restrictions on Acquisition of Subsidiaries.

            The Company will not, nor will it permit any Subsidiary to, acquire or form any Subsidiary without the express prior written consent of the Requisite Holders, which consent shall not be unreasonably withheld, unless, simultaneously with the acquisition or formation of such Subsidiary (i) the Company or Subsidiary, as applicable, executes a pledge agreement (in substantially the form of the Pledge Agreement) and grants to the Trustee a Lien with respect to the outstanding stock of such acquired or formed Subsidiary owned by it and (ii) the Company causes each Subsidiary so formed or acquired to execute and deliver to the Trustee a counterpart hereof, cause such Subsidiary to be bound by the Guaranty and cause such Subsidiary to execute and deliver all applicable Collateral Documents; provided that subject to Section 419, the Company and its Subsidiaries may acquire or form one or more Subsidiaries that are not wholly owned by the Company and/or its wholly owned Subsidiaries with an aggregate investment amount not to exceed $1,500,000 (collectively, "Exempted Subsidiaries") and such Exempted Subsidiaries shall not be required to comply with the terms of clause (ii) of this Section 413. Reference to "Subsidiaries" in this Indenture shall not be applicable until any such Subsidiaries are formed.

Section 414. Inspection.

            The Company will permit and will cause each of its Subsidiaries to permit the Trustee or its authorized representatives to visit and inspect properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice to the Company and at such reasonable times during normal business hours and as often as may be reasonably requested. The Trustee agrees that it shall schedule any meeting with any such independent public accountant through the Company and an Authorized Officer of the Company shall have the right to be present at any such meeting.

Section 415. Maintenance of Properties and Insurance.

            The Company will, and will cause its Subsidiaries to maintain, preserve and protect at all times all property material to the conduct of its businesses and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times. The Company will provide or cause to be provided, for itself and the Subsidiaries, insurance against loss or damage of the kinds customarily insured against by entities similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be customary for entities similarly situated in the industry.

Section 416. Transactions with Affiliates.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such an Affiliate; provided that, any transaction with such an Affiliate having an aggregate value equal to or greater than $500,000 shall require the approval of a majority of the Company's independent directors, and provided further, that the foregoing restriction shall not apply to any transaction between the Company and any of its wholly-owned Subsidiaries or between any of the Company's wholly-owned Subsidiaries.

Section 417. Dissolution of Certain Subsidiaries.

            The Company shall within thirty (30) days after the Closing Date cause each of __________, __________ and __________ to be duly dissolved under applicable law and deliver an Officer's Certificate to the Trustee confirming such dissolution. From and after the Closing Date no such Persons shall conduct any business other than as may be required for its dissolution.

Section 418. Waiver of Stay, Extension or Usury Laws.

            The Company, for itself and on behalf of each Guarantor, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company, for itself and on behalf of each Guarantor, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 419. Limitation on Investments, Loans and Advances.

            The Company will not, nor will it permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except for (i) investments in Cash Equivalents, (ii) investments in the stock of any Subsidiary and in CCM Holdings (1983) Inc. existing on the Closing Date, but not any additional investments therein; (iii) intercompany loans and advances between the Company and wholly-owned Subsidiaries which are Guarantors (other than SLM Trademark Acquisition Canada Corporation); (iv) investments existing on the Closing Date and renewals, replacements and extensions thereof; (v) investments in non-cash consideration received in connection with a permitted Asset Sale (subject to the granting of a Lien as required hereby or by the Collateral Documents); (vi) investments arising from transactions by the Company or any of its Subsidiaries with customers or suppliers in the ordinary course of business, including, without limitation, endorsements of negotiable instruments and debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers or in settlement of delinquent obligations of, or other disputes with, customers or suppliers, arising in the ordinary course of business (subject to the granting of a Lien as required hereby or by the Collateral Documents); (vii) loans or advances (x) to employees (1) to cover payroll, travel and similar expenses and (2) which arise in the ordinary course so long as the aggregate amount of such loans and advances does not exceed $__________ at any one time outstanding and (y) to representatives acting as agent for the Company or its Subsidiaries in the ordinary course of business, so long as the aggregate amount of such loans and advances does not exceed $_________ at any one time outstanding; (viii) capital expenditures and, subject to the limitations set forth herein, other purchases permitted under the Credit Agreement; (ix) Indebtedness permitted by Section 406; (x) transactions permitted pursuant to Section 421; and (xi) other investments in addition to those permitted by (i) through (x) above not to exceed in an aggregate amount $3,500,000, provided that the Company shall be in compliance with the terms of
Section 422 and other provisions of this Indenture after taking into account such investment.

Section 420. Reserved.

Section 421. Companies May Consolidate, etc., Only on Certain Terms.

            The Company will not and will not permit any of its Subsidiaries to, consolidate with or merge with or into (other than any consolidation or merger of a Subsidiary into another Subsidiary or into the Company) any other corporation or convey or transfer all or substantially all of its properties and assets, directly or indirectly in one transaction or a series of related transactions, to any Person, unless:

            (a) the corporation formed by such consolidation or into which the Company or any of its Subsidiaries is merged (if the Company or such Subsidiary is not the surviving entity) or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Company or such Subsidiary (i) shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or any province of Canada; (ii) shall expressly assume by an indenture supplemental hereto and all applicable Collateral Documents, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the Securities and the performance of every covenant and obligation of this Indenture and all applicable Collateral Documents on the part of the Company or such Subsidiary to be performed or observed; and (iii) if such corporation or Person is a holding company with a significant portion of its operations conducted and assets held by one or more subsidiaries, shall cause such subsidiaries to execute a counterpart hereto and to be bound by the Guaranty herein;

            (b) immediately before and immediately after giving effect to such transaction, no Event of Default, and no Potential Event of Default, shall have happened and be continuing;

            (c) immediately after giving effect to such transaction, the corporation formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquired by conveyance or transfer all or substantially all of the properties and assets of the Company or such Subsidiary shall have a Consolidated Net Worth of not less than the Consolidated Net Worth of the Company or such Subsidiary immediately preceding such transaction;

            (d) the Company shall have complied with the provisions of Section 425, to the extent applicable; and

            (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with this Indenture and that all conditions precedent herein relating to such transaction have been complied with.

            Upon any consolidation or merger, or any sale or transfer of all or substantially all of the assets, of the Company in accordance with this Section 421, the successor Person formed by such consolidation or into which the Company is merged or to which such sale or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture, the Securities and the Collateral Documents to which the predecessor is a party, the predecessor will be released from the obligations thereunder.

Section 422. Conduct of Business.

            The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the Closing Date and similar, complementary or related businesses and any other businesses which in the aggregate are not material to the Company and its Subsidiaries taken as a whole.

Section 423. Offers to Redeem Upon the Sale of Assets or Sale of Equity.

            (a) The Company will not, and will not permit any of its Subsidiaries to enter into any Asset Sale unless (i) the consideration received by the Company or Subsidiary in connection with such Asset Sale is comprised of a minimum of fifty percent (50%) cash or Cash Equivalents, (ii) any promissory note or other instrument evidencing indebtedness for borrowed money delivered to the Company and/or its Subsidiaries in connection with such Asset Sale shall be pledged to the Trustee pursuant to the Collateral Documents (subject to the terms of the Intercreditor Agreement), and (iii) the Company shall deliver an Officers' Certificate to the Trustee demonstrating the date of receipt of the Net Cash Proceeds of Asset Sale and the derivation of the Net Cash Proceeds of Asset Sale.

            Within one hundred and eighty (180) days after the receipt of Net Cash Proceeds of Asset Sale, the Company or its Subsidiary, as applicable, shall either:

                  (i) have purchased or contracted for the purchase of replacement assets for the assets subject to such Asset Sale, provided, that the Company or its Subsidiary shall not purchase any replacement assets pursuant to this subparagraph (i) of this Section 423 unless, (x) at the time of such purchase, and after taking such purchase into account, no Potential Event of Default or Event of Default shall have occurred and be continuing and (y) the proceeds from the sale of long term assets (classified in accordance with GAAP) are used only to purchase long term assets (classified in accordance with GAAP), or

                  (ii) if the Company or its Subsidiary, as applicable, has not purchased or contracted for the purchase of replacement assets as provided in subparagraph (i) above, or to the extent Net Cash Proceeds of Asset Sale exceed such purchase price, use such Net Cash Proceeds of Asset Sale (or excess Net Cash Proceeds of Asset Sale) as follows:

                        (x) first, the Company shall be entitled to retain the
            Net Cash Proceeds of Asset Sale to the extent that such Net Cash Proceeds of Asset Sale, when aggregated with all other Net Cash Proceeds of Asset Sale received in any fiscal year by the Company or any Subsidiary and not used in accordance with subparagraph (i) above or (ii) (y) or (z) below, do not exceed $350,000;

                        (y) second, to the extent the Credit Facility
            Indebtedness is secured pursuant to the Credit Agreement, the Canadian Credit Agreement or any related agreement by the assets that were sold, leased, assigned or otherwise transferred, unless waived in accordance with the terms thereof, the Company may (1) repay and/or deposit in a cash collateral account to be applied solely toward the repayment of, the Credit Facility Indebtedness, and (2) permanently reduce the commitments under the Credit Agreement or the Canadian Credit Agreement by the amount of such Net Cash Proceeds of Asset Sale applied to repay the Credit Facility Indebtedness pursuant to clause (1) above; and then

                        (z) third, the Company shall deposit with the Trustee,
            to be held by the Trustee, for the benefit of the Holders, pending either a mandatory or voluntary offer to redeem Securities as hereinafter provided.

            Pending the use of Net Proceeds of Asset Sale as provided in subparagraph (i) above, and subject to the provisions of subparagraph (ii)(x) above, the Company shall, to the extent such Net Proceeds of Asset Sale are not immediately used in accordance with subparagraph (ii)(y) above, deliver such Net Proceeds of Asset Sale to the Trustee to be deposited in a segregated interest bearing account. Upon written request of the Company and delivery of an Officer's Certificate (as set forth below), the Trustee shall remit to the Company the Net Proceeds of Asset Sale set forth in the Officer's Certificate to be used for purposes set forth in clauses (i) or (ii)(y) of this Section 423. Upon the expiration of one hundred and eighty (180) days from the delivery of such Net Proceeds of Asset Sale to the Trustee, such Net Proceeds of Asset Sale then on deposit shall constitute Available Redemption Proceeds and shall be held thereafter by the Trustee in accordance with provisions of this Section 423.

            Concurrent with the consummation of any Asset Sale and the application of the Net Cash Proceeds of Asset Sale pursuant to subparagraphs (i) or (ii) above, the Company shall deliver to the Trustee an Officers' Certificate describing in reasonable detail the gross proceeds received upon such Asset Sale, the calculation and amount of Net Cash Proceeds of Asset Sale, and the application and amount of such Net Cash Proceeds of Asset Sale pursuant to this
Section 423.

            (b) Upon the sale by the Company of any equity securities issued by the Company (which sale shall not be in violation of the terms of Section 419 or 421 or any other terms of this Indenture), other than sales in connection with the exercise of options for the purchase of the Company's stock either (i) outstanding on the date hereof or (ii) granted hereafter, the value of which does not exceed $______ in any fiscal year of the Company (a "Stock Sale"), the Company shall:

                  (x) first, apply all of the cash proceeds from such sale, net of all costs of sale and issuance incurred by the Company ("Stock Sale Proceeds") to the repayment of the Credit Facility Indebtedness and the permanent reduction of the commitments under the Credit Agreement or the Canadian Credit Agreement by the amount of the Stock Sale Proceeds applied to the repayment of the Credit Facility Indebtedness, unless waived in accordance with the terms thereof, and

                  (y) second, deposit such Stock Sale Proceeds with the Trustee, to be held by the Trustee, for the benefit of the Holders, pending either a mandatory or voluntary offer to redeem Securities as hereinafter provided.

            (c) The Company may offer to redeem Securities at any time the Trustee is in possession of Available Redemption Proceeds. At any time the Trustee shall be in possession of Available Redemption Proceeds of $500,000 or more, the Trustee shall notify the Company in writing, and the Company shall commence an offer to redeem Securities within ten (10) Business Days. Any offer to redeem Securities pursuant to this Section 423 shall constitute an "Asset/Stock Sale Redemption." Any Asset/Stock Sale Redemption commenced shall provide that all Available Redemption Proceeds then in the possession of the Trustee shall be available for the redemption of Securities.

            Unless the Company shall have theretofore called all the outstanding Securities for redemption pursuant to Section 425 or 901, notice of an offer in connection with an Asset/Stock Sale Redemption shall be given by the Company by first class mail, postage prepaid, mailed not less than thirty-five (35) days before the Asset/Stock Sale Redemption Date to each Holder of a Security (with a copy to the Trustee) at his address as it appears on the Security Register on the date of such notice, but failure to give such notice by mailing in the manner herein provided to the Holder, or any defect in the notice to any Holder, shall not affect the validity of the proceedings for the redemption of any other Securities. Notwithstanding the foregoing, notice of such offer to redeem shall be given by the Trustee at the Company's request in the name and at the expense of the Company; provided, that the Trustee receives such request no less than forty (40) days before the Asset/Stock Sale Redemption Date. The Asset/Stock Sale Redemption Date with respect to any Asset/Stock Sale Redemption shall be the sixty-fifth (65th) days after the date on which the Company determines to, or is required to, commence an Asset/Stock Sale Redemption.

            All such notices shall state:

                  (i) the Asset/Stock Sale Redemption Date;

                  (ii) the amount of Available Redemption Proceeds;

                  (iii) that the redemption price will be one hundred percent (100%) of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon to the Asset/Stock Sale Redemption Date;

                  (iv) that on the Asset/Stock Sale Redemption Date (to the extent the Holder has elected to have his or her Securities redeemed) the redemption price will become due and payable upon the Securities to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                  (v) that the Securities shall be surrendered at the principal office of the Trustee for payment of the redemption price;

                  (vi) that a Holder electing to accept the offer and require redemption of its Securities will be required to deliver the Securities, with the form entitled "Notice of

      Holder to Elect Redemption" on the reverse of the Securities properly completed ("Notice of Election"), not later than the tenth (10th) day prior to the Asset/Stock Sale Redemption Date; and

                  (vii) in the case of an Asset/Stock Sale Redemption, that such Notice of Election shall be irrevocable absent the written consent of the Company.

            No failure of the Company to give the foregoing notice shall limit any Holder's right to accept the offer and require the redemption of Securities pursuant to an Asset/Stock Sale Redemption.

            A Holder electing to accept the offer and require redemption of its Securities shall make such election by delivering the Securities, with the Notices of Election properly completed, to the Corporate Trust Office of the Trustee not later than the tenth (10th) day prior to the Asset/Stock Sale Redemption Date. Such Notice of Election shall be irrevocable absent the written consent of the Company.

            If the Available Redemption Proceeds are insufficient to redeem all of the Securities with respect to which properly completed and validly executed Notices of Election shall have been delivered, the Trustee or its agent shall select by lot or any other appropriate and fair method, the Securities to be redeemed as a whole or in part and the Trustee or its agent shall promptly return all Securities delivered but not selected for redemption to the registered holder thereof.

            If the principal amount of the Securities delivered, together with properly completed and validly executed Notices of Election, is less than the Available Redemption Proceeds, the Company shall be required to redeem only such Securities so delivered and the Trustee shall be entitled to deliver to the Company the remaining amount of Available Redemption Proceeds.

            To the extent redemption of the Securities is required under this
Section 423, all Available Redemption Proceeds on the Asset Sale Redemption Date shall be applied by the Trustee to pay one hundred percent (100%) of the principal amount of, and accrued interest on, the Securities to be redeemed; provided, that any semi-annual payment of interest becoming due on the Asset Sale Redemption Date shall be payable to the holder of such Securities registered as such on the Regular Record Date.

            The Securities with respect to which Holders shall have elected to accept the offer and require redemption and which have been selected to be redeemed, as provided above, shall, on the Asset/Stock Sale Redemption Date, become due and payable at the redemption price set forth above, and from and after such date such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with any Notice of Election and acceptance of such Security for redemption, as provided above, such Security shall be redeemed by the Company at the Redemption Price set forth in this
Section 423.

Section 424. Reserved.

Section 425. Mandatory Redemption Upon Change of Control. Upon the occurrence of any Change of Control, each Holder shall have the right, at the Holder's option, to require the Company to redeem all or any portion of such Holder's Securities at a redemption price equal to one hundred percent (100%) of the principal amount thereof, together with accrued and unpaid interest thereon to the Change of Control Redemption Date. The "Change of Control Redemption Date" shall be the sixty-fifth (65th) day after the date on which a Change of Control shall have occurred.

      Unless the Company shall have therefore called all the outstanding Securities for redemption pursuant to Section 423 or 901, notice of the occurrence of a Change of Control shall be given by the Company by first class mail, postage prepaid, mailed not more than thirty-five (35) days after the occurrence of such Change of Control, to each Holder (with a copy to the Trustee) at his address as it appears on the Security Register on the date of such notice, but failure to give such notice by mailing in the manner herein provided to the Holder, or any defect in the notice to any Holder, shall not affect the validity of the proceedings for the redemption of any other Securities. Notwithstanding the foregoing, notice of a Change of Control shall be given by the Trustee at the Company's request in the name and at the expense of the Company; provided, that the Trustee receives such request no less than forty (40) days before the Change of Control Redemption Date.

            All such notices shall state:

                  (i) the events constituting the Change of Control;

                  (ii) the Change of Control Redemption Date;

                  (iii) that the redemption price will be one hundred percent (100%) of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon to the Change of Control Redemption Date;

                  (iv) that on the Change of Control Redemption Date to the extent the Holder has elected to have his or her Securities redeemed the redemption price will become due and payable upon the Securities to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                  (v) that the Securities shall be surrendered at the principal office of the Trustee for payment of the redemption price;

                  (vi) that a Holder electing to accept the offer and require redemption of its Securities will be required to deliver the Securities, with a properly completed Notice of Election, not later than the tenth (10th) day prior to the Change of Control Redemption Date; and

                  (vii) that such Notice of Election shall be irrevocable absent the written consent of the Company.

            No failure of the Company to give the foregoing notice shall limit any Holder's right to accept the offer and require the redemption of Securities pursuant to this Section 425.

            A Holder electing to require redemption of its Securities shall make such election by delivering the Securities, with the Notices of Election properly completed, to the Corporate Trust Office of the Trustee not later than the tenth (10th) day prior to the Change of Control Redemption Date. Such Notice of Election shall be irrevocable absent the written consent of the Company.

            On or before 12:00 noon, Eastern time, on the Business Day immediately preceding the Change of Control Redemption Date, the Company shall deposit with the Trustee or Paying Agent an amount of money, in same day available funds, sufficient to pay one hundred percent (100%) of the principal amount of, and accrued interest on, all of the Securities with respect to which properly completed Notices of Election shall have been delivered; provided, that any semi-annual payment of interest becoming due on the Change of Control Redemption Date shall be payable to the holder of such Securities registered as such on the Regular Record Date.

            The Securities with respect to which Holders shall have elected to require redemption, shall, on the Change of Control Redemption Date, become due and payable at the redemption price set forth above, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any Security for redemption in accordance with any Notice of Election such Security shall be redeemed by the Company at the Redemption Price set forth in this Section 425.

            If any Security to be redeemed shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Change of Control Redemption Date at the rate borne by the Security (including, if applicable, any increase under Section 503 or 515).

                                  ARTICLE FIVE

                              DEFAULTS AND REMEDIES

Section 501. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of (i) any interest on any Security when it becomes due and payable, and continuance of such default for a period of three days or (ii) the principal of any Security at its Maturity; provided, however, a default in the payment of interest with respect to a Security relating to a payment permitted to be made by issuance of Secondary Securities in accordance with Section 307 shall constitute an Event of Default for purposes of this Indenture to the extent that such default arises from failure to issue such Secondary Securities in the amount, at the time and in the manner required by Sections 307(a) and (f); or

            (b) default in the performance, or breach, of any covenant, representation, warranty, obligation or agreement of the Company or any Guarantor in this Indenture (other than a covenant, a default in the performance of which or breach of which is specifically dealt with elsewhere in this Section and except for a default or breach under Sections 406, 407, 421, 423 or 425) or any Collateral Documents and such default in performance, or breach, shall continue (or, in the case of a breach of a representation or warranty, the effect of such breach shall continue) for a period of thirty (30) days from the earlier of (i) actual knowledge thereof by an Authorized Officer of the Company or of a Guarantor, and (ii) written notice, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by at least the Requisite Holders, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (c) default in the performance, or breach, of any covenant, obligation or agreement of the Company in Sections 406, 407, 421, 423 or 425 of this Indenture; or

            (d) (i) failure of the Company or any of its Subsidiaries to pay when due or any default in the payment of any principal or interest on any other Indebtedness in the outstanding principal amount of $250,000 or more beyond any period of grace provided; or (ii) breach or default with respect to any other Indebtedness the outstanding principal amount of which is $250,000 or more or of any loan agreement, mortgage, indenture or other material agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

            (e) (i) a court shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case is instituted against the Company or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of any of their property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of any of their property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries and the continuance of any such events in this clause (ii) for thirty (30) days unless dismissed, stayed, bonded or discharged; or

            (f) the Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Subsidiaries or the admission by the Company or any of its Subsidiaries in writing of its inability to pay its debts as such debts become due; or the board of directors or other governing body of the Company or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            (g) any money judgement, writ or warrant of attachment, or similar process involving in any case an amount in excess of $250,000 not adequately covered by insurance shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) consecutive days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

            (h) any order, judgment or decree shall be entered against the Company or any of its Subsidiaries, decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) consecutive days; or

            (i) any Pension Plan maintained by the Company or any of its respective ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute Proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan if as of the date thereof the Company's liability or any such ERISA Affiliate's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Pension Plans exceeds the then current fair market value of assets accumulated in such Pension Plan by more than $250,000, in the aggregate (or in the case of a termination involving the Company or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

            (j) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $100,000; or

            (k) this Indenture and the Securities shall be revoked by the Company or shall cease to be in full force and effect or the right or security afforded the Trustee, for the benefit of the Holders, in the Collateral is thereby in any material respect impaired for any reason; or the Company shall contest in any manner that this Indenture, the Securities or the Collateral Documents constitute its valid and enforceable agreements or the Company shall assert in any manner that it has no further obligation or liability under such documents; or

            (l) any Guaranty shall for any reason cease to be or be revoked or cease to be in full force and effect and enforceable in accordance with its terms or any right or security afforded the Trustee, for the benefit of the Holders, by any Guarantor is in any material respect impaired for any reason or any Guarantor shall contest in any manner that any Collateral Document to which it is a party is a valid and enforceable agreement of such Guarantor, or any Guarantor shall assert in any manner that it has no further obligation or liability under its Guaranty or the Collateral Documents.

Section 502. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default occurs and is continuing, then and in every such case, the Trustee or the Requisite Holders may, and the Trustee, upon the request of the Requisite Holders, shall, declare the unpaid principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Requisite Holders) and upon any such declaration such principal, together with interest accrued thereon, shall become due and payable; provided that if an Event of Default specified in subsections 501(e) or (f) occurs, then such principal, together with interest accrued thereon, shall become immediately due and payable without any such declaration or notice or any other action and references in this Indenture to "declaration of acceleration" shall include such automatic acceleration.

            At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Requisite Holders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (a) the Company has paid or irrevocably deposited with the Trustee a sum sufficient to pay:

            (i) all overdue interest on all Securities (or issued Secondary Securities with respect thereto if theretofore permitted by this Indenture but not yet issued),

            (ii) the principal of any Securities which has become due otherwise than by such declaration of acceleration, together with interest thereon (without duplication of amounts paid under clause (i) above) from the date of default at the rate stipulated by Sections 503 and 515,

            (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate stipulated by Sections 503 and 515, and

            (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            and

            (b) all Events of Default, other than the nonpayment of interest on or principal of Securities (which have become due solely by such declaration of acceleration), have been cured or waived as provided in
      Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if

            (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of three days, or

            (b) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, in cash, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities plus 2.0% per annum; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and Requisite Holders, and their respective agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute Proceedings for the collection of the sums so due and unpaid and may prosecute such Proceedings to judgment or final decree, and may enforce the same against the Company, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated, and the Company shall reimburse and indemnify the Trustee for any expenses incurred in connection with such Proceedings as provided in Section 607.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate Proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or any Collateral Document or in aid of the exercise of any power granted herein or in any Collateral Document, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

Section 504. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Company, a Guarantor or any other obligor upon the Securities or the property of the Company, of such Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities (including any interest which, to the extent permitted by law, may accrue subsequent to the commencement of such Proceeding) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such Proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such Proceedings.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be applied as set forth in Section 506.

Section 506. Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, subject to Section 307, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all taxes, assessments or liens with respect to the Collateral that are prior to the lien of this Indenture, except those taxes, assessments or liens as to which any sale of the Collateral shall have been subject, and to the payment of all costs and expenses of sale of or other realization upon the Collateral pursuant to the provisions of this Article, and all expenses, liabilities and advances incurred or made by the Trustee, or its agents, attorneys and counsel in connection with the sale or other realization upon the Collateral or otherwise due to the Trustee pursuant to Section 607;

            SECOND: To the payment of amounts then due and unpaid on the Outstanding Securities for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on such Securities with respect to interest;

            THIRD: To the payment of principal of the Outstanding Securities, pro rata, without preference or priority of any kind, according to the amounts due and payable on the Securities with respect to principal;

            FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 507. Limitation on Suits.

            No Holder of any Securities shall have any right to institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) Requisite Holders shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such thirty (30) day period by Requisite Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities.

            In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than Requisite Holders, the Trustee in its sole discretion may determine what action, if any, shall be taken. In such event, the Trustee shall give written notice of such conflicting or inconsistent requests to the Holders.

Section 508.Unconditional Right of Holders to Receive Principal and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the respective Stated Maturities, subject to the grace periods provided in Section 501(a), expressed in such Security and this Indenture (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantors, the Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

            Except as provided in Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

            Requisite Holders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee (including directing the Trustee to engage counsel of such Holders' choice at the direction of such Holders), provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

            Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, Requisite Holders may, on behalf of the Holders of all the Securities, waive any past Event of Default hereunder and its consequences, except an Event of Default

            (a) in the payment of the principal of or interest on any Security, excluding principal or interest which has become due as a result of acceleration, or

            (b) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, the Guarantors, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any Collateral Document, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after any Redemption Date).

Section 515. Remedies.

            (a) If an Event of Default shall have occurred and be continuing, and the Securities have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may do one or more of the following:

            (i) institute Proceedings for the collection of all amounts then payable on the Securities or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Company or any Guarantor monies adjudged due;

            (ii) institute Proceedings from time to time for the complete or partial foreclosure of the Lien of this Indenture with respect to the Collateral; or

            (iii) exercise any remedies of a secured party under the UCC and, subject to the UCC, this Indenture and the Collateral Documents, take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Securities hereunder.

            (b) If an Event of Default as described in Section 501(b) or (c) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Requisite Holders shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section; the Trustee may enforce any equitable decree or order arising from such Proceeding.

            (c) Upon the occurrence and during the continuance of an Event of Default, the interest rate payable with respect to the outstanding principal amount of the Securities (including Secondary Securities), and (to the extent lawful) interest payments thereon not paid when due, shall be increased to a rate which is 2.0% per annum in excess of the rate of interest otherwise payable with respect to such Securities, which increment shall be paid solely in cash.

Section 516. Action on Securities.

            The Trustee's right to seek and recover judgment on the Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture or any Collateral Documents. Neither the Lien under the Collateral Documents nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Company or any Guarantor or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Company or any Guarantor.

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601. Certain Duties and Responsibilities.

            The Trustee, for itself and its successors, hereby accepts the trusts created by this Indenture upon the terms and conditions set forth herein, including the terms and conditions set forth in this Section 601.

            (a) Except during the continuance of an Event of Default,

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Requisite Holders relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture and the Trustee shall act in accordance with the instructions of the Requisite Holders; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

            Within ninety (90) days after the occurrence of any Potential Event of Default or Event of Default hereunder, the Trustee shall transmit by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, notice of such Potential Event of Default or Event of Default actually known to the Trustee, unless such Potential Event of Default or Event of Default shall have been cured or waived.

Section 603. Certain Rights of Trustee.

            Subject to the provisions of Section 601:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

            (d) the Trustee may consult with independent counsel, accountants or other experts of its selection in connection with the fulfillment of its duties hereunder, and the Trustee shall be entitled to conclusively rely on the opinion of such counsel, accountants or other experts in connection with any action taken, omitted to be taken or suffered by the Trustee in fulfilling its duties hereunder. The Trustee shall have the right at any time to seek instructions concerning the administration of this Indenture from any court of competent jurisdiction;

            (e) the Trustee shall be under no obligation to take any action or omit to take any action to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney-in-fact at the sole expense of the Company and shall not incur any liability or additional liability of any kind by reason of such inquiry or investigation; and

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.

            (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (i) the Trustee shall not be deemed to have notice of any Event of Default or Potential Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 604. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except the Trustee's certificate of authentication shall be taken as the statements of the Company, and the Trustee shall not be responsible in any manner whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.

Section 605. May Hold Securities.

            The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 608 and 612, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

            Except as otherwise expressly provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

            The Company agrees

            (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for the services rendered by it hereunder and under the Collateral Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any Collateral Document (including the reasonable compensation and the expenses and disbursements of its agents, attorneys-in-fact and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or any Collateral Document, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder (if incurred without gross negligence or bad faith).

            The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(e) or Section 501(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.


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

            The provisions of this Section shall survive the termination of this Indenture.

Section 608. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) and (5) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of the Requisite Holders, delivered to the Trustee and to the Company.

            (d) If at any time:

            (i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder, or

            (ii) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Company Order may remove the Trustee, or
(ii) subject to Section 514, any Holder may, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Requisite Holders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, any Holder may, subject to Section 514, on behalf of itself and all other similarly situated Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such successor corporation shall give written notice to the Company, in the manner provided for in Section 105(b), that it is the successor by merger, conversion or consolidation, as the case may be, to the Trustee, such notice to specify the new name and address, if applicable, of such successor corporation. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 612. Preferential Collection of Claims Against Company.

            The Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent permitted thereunder.

Section 613. Co-Trustees and Separate Trustee.

            At any time or times, (i) for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, or (ii) if the Trustee deems it to be necessary to protect the interests of the Holders of the Securities, the Company and the Trustee shall have power to appoint, and upon the written request of the Trustee or of the Requisite Holders, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons (who shall not be Holders) approved by the Trustee either to act as co-trustee, jointly with the Trustee, with respect to the Collateral and the grant of a security interest and Lien thereon, or to act as separate trustee in connection therewith, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or separate trustee, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

            Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

            Every co-trustee or separate trustee shall, to the extent permitted by law, but only to such extent, be appointed subject to the following terms:

            (a) the Securities shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of cash held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

            (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

            (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Company Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 613, and in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; a successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this Section 613;

            (d) no co-trustee or separate trustee hereunder shall be personally liable solely by reason of any act or omission of the Trustee, or any other such trustee hereunder;

            (e) the Trustee shall not be liable solely by reason of any act or omission of a co-trustee or separate trustee selected, if selected by the Trustee with due care; and

            (f) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

            The Company will furnish or cause to be furnished to the Trustee

            (a) semi-annually, not more than five (5) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (b) at such other times as the Trustee may reasonably request in writing, within thirty (30) days after receipt by the Company of any such request, a list in similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 702. Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

            (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

                  (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting its application.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

Section 703. Reports by Trustee.

            (a) The term "reporting date," as used in this Section, means ____. Within sixty (60) days after the reporting date of each year commencing in calendar year [*1998*], the Trustee shall transmit by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register at the close of business one (1) day prior to the mailing date, a brief report for the applicable period dated as of the reporting date with respect to:

            (i) its eligibility and qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Section, a written statement to such effect;

            (ii) the character and amount of any advances (and the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee;

            (iii) the amount, interest rate and maturity date of all other Indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an Indebtedness based upon a creditor relationship arising in any manner described in Section 311(b)(2), (3),
      (4) or (6) of the Trust Indenture Act;


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

            (iv) the property and funds of the Company or any Guarantor, if any, physically in the possession of the Trustee as such on the date of such report;

            (v) any additional issue of Securities which the Trustee has not previously reported;

            (vi) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities; and

            (vii) such other matters as may be required under Sections 313(a) and 313(b) of the Trust Indenture Act.

            (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

Section 704. Reports by Company.

            The Company shall file with the Trustee and the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company would be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company had a class of securities registered with the Commission under the Exchange Act or were otherwise required to file annual or other reports under the Exchange Act. In addition, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to
Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

            The Company shall also file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required by such rules and regulations.

            The Trustee shall mail to the Holders, at the expense of the Company, within fifteen (15) days after receipt by it, copies of the quarterly and annual reports and of the information, documents and other reports that the Company is required to file with the Trustee pursuant to this Section 704 which are received from the Company in tangible form. The Company also shall comply with the provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 705. Statement as to Compliance.

      The Company will deliver to the Trustee annually, commencing __________ __, [*1998*] [*no more than one year after closing*], a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

Section 801. Supplemental Indentures without Consent of Holders.

            Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (b) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders in any material respect; or

            (c) to further secure the Securities; or

            (d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary (i) in connection with the shelf registration contemplated by the Reorganization Plan or (ii) to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding


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

      provision provided for in any similar federal statute hereafter enacted or any other provision that is contrary to the terms of paragraphs (a) through (h) of Section 802; or

            (e) to evidence the succession of another Person to the Company as permitted under Sections 303 and 421 and the assumption by such successor of the obligations of the Company hereunder, under the Securities and under the Collateral Documents to which the Company is a party.

Section 802. Supplemental Indentures with Consent of Holders.

            With the consent of the Requisite Holders, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of all Outstanding
Securities:

            (a) extend the Stated Maturity of the principal of, or of any installment of interest on, any Security, or reduce the principal amount thereof or the Interest Rate thereon, or change the provisions of this Indenture relating to the application of proceeds of the Collateral to the payment of principal of or interest on the Securities or change the manner in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after any Redemption Date); or

            (b) reduce the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required for any such supplemental indenture, or whose consent is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

            (c) release, impair or adversely affect a material portion of the Collateral; or

            (d) except as permitted herein, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral; or

            (e) change the percentage of the Aggregate Outstanding Amount of Securities, the consent of whose Holders is required pursuant to Sections 502, 512 or 515(b); or

            (f) modify, directly or indirectly, the definition of the terms "Aggregate Outstanding Amount," "Requisite Holders" and "Outstanding"; or

            (g) modify any of the provisions of this Section, Section 801 or
      Section 513, except to increase any such percentage or to provide that certain or other provisions of this


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

      Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

            (h) modify any of the provisions of Sections 508 or 904.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 802, the Trustee shall mail to the Holders at their respective addresses set forth on the Security Register at the close of business on the day of execution of such supplemental indenture, a notice setting forth in general the terms and substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            Any solicitation of Holders of the Securities to any consent, waiver or amendment under this Indenture involving consideration shall provide that such consideration be paid equally to all Holders of Securities regardless of whether or not such Holders agree to such consent, waiver or amendment.

Section 803. Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 804. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805. Conformity with Trust Indenture Act.

            From such time as the Trust Indenture Act is applicable hereto, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


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Section 806. Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE NINE

                            REDEMPTION OF SECURITIES

Section 901. Voluntary Redemption.

            The Securities may be redeemed at the election of the Company, at any time after the Closing Date, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Security, together in each case with accrued and unpaid interest to the Redemption Date. Except upon the occurrence of (a) an Asset Sale and the redemption of Securities from Net Proceeds of Asset Sale pursuant to Section 423, (b) a Stock Sale and the redemption of Securities from Stock Sale Proceeds pursuant to Section 423 or (c) a Change of Control and the redemption of Securities pursuant to Section 425, the Redemption Price shall be equal to one hundred and one percent (101%) of the principal amount of the Securities so redeemed. The Redemption Price upon a redemption of Securities pursuant to
Section 423 or 425 shall be equal to one hundred percent (100%) of the principal amount of the Securities so redeemed.

Section 902. Applicability of Article.

            Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 903. Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 901 shall be evidenced by a Company Order. In case of any redemption at the election of the Company, the Company shall, at least sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.


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

Section 904. Selection by Trustee of Securities to be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than sixty (60) days and not less than thirty (30) days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or any other appropriate and fair method, and the amounts to be redeemed may be equal to at least $250,000.

            The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 905. Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his, her or its address appearing in the Security Register.

            All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount) of the particular Securities to be redeemed;

            (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon shall cease to accrue on and after said date; and

            (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


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

Section 906. Deposit of Redemption Price.

            On or before 12:00 noon, Eastern time on the Business Day immediately preceding any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

Section 907. Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

            If any Security called for redemption shall not be so paid on any Redemption Date, the principal and interest then due in respect thereof shall, until paid, bear interest from the Redemption Date at the rate specified in
Section 503.

Section 908. Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 402 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


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

                                   ARTICLE TEN

                             GUARANTY OF SECURITIES

Section 1001. Guaranty.

            Subject to the provisions of this Article Ten, each Guarantor hereby unconditionally guarantees to the Trustee and to each Holder of a Security authenticated and delivered by the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, declaration or otherwise, the due and punctual payment of interest on the overdue principal and interest on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Security and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration, declaration or otherwise.

            The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of surety or guarantor. The Guarantors hereby waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require proceeding filed against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above), and covenant that this Guaranty will not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and interest thereon. Each Guarantor further agrees that as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guaranty. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee may make a demand for payment on the Securities under each or any Guaranty provided for in this Article Ten and not previously discharged.


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

Section 1002. Obligations Joint and Several.

            The obligations of each Guarantor hereunder shall be joint and several.

Section 1003. Validity Subject to Authentication.

            The Guaranties set forth in Sections 1001 and 1002 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

Section 1004. Guaranties Not Fraudulent Transfers or Conveyances.

            Each Guarantor hereby, and each beneficiary under this Guaranty by accepting the benefits hereof, confirms that it is its intention that the guaranty by each Guarantor pursuant to this Guaranty shall not constitute a fraudulent transfer or conveyance for purposes of any applicable provisions of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal (whether of the United States, Canada or the United Kingdom), state or provincial law applicable to such Guarantor. To effectuate the foregoing intent, the obligations of each Guarantor under this Guaranty shall be limited to such maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable distribution among such Guarantor and other Affiliates of the Company of payments made under guaranties by such parties, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Section 1005. Obligations of the Guarantors Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guaranty, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law or this Indenture.

            The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default under Section 501.


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

Section 1006. Release of a Guarantor.

            Upon the sale or disposition (by merger or otherwise) of a Guarantor by the Company to an entity which is not an Affiliate of the Company or any of its Subsidiaries and which sale or disposition is otherwise in compliance with the terms of this Indenture, that Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. At the request of the Company, however, the Trustee shall execute and deliver an appropriate instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of principal of, premium, if any, and interest on the Securities as provided in this Article Ten.

Section 1007. Execution of Guaranties.

            To evidence this Guaranty to the Holders specified in Sections 1001 and 1002, the Guarantors hereby agree that a notation of such Guaranty shall be endorsed on each Security authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guaranty set forth in Section 1001 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guaranty. Each such notation shall be signed on behalf of each Guarantor by an Authorized Officer, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guaranty on behalf of such Guarantor. Such signatures may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guaranty, and in case any such officer who shall have signed such notation shall cease to be such officer before the Security on which such Guaranty is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such notation had not ceased to be such officer of the Guarantor.

Section 1008. Guarantors May Consolidate, Etc., on Certain Terms.

            Nothing contained in this Article Ten shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor or shall prevent any dissolution of a Guarantor by the Company; provided, that such consolidation merger, sale, conveyance or dissolution is otherwise permitted pursuant to the terms of this Indenture. Upon any such consolidation, merger, sale, conveyance or dissolutions, such Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. At the request of the Company, however, the Trustee shall execute and deliver an appropriate instrument evidencing such release.


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

Section 1009. Contribution.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by such Guarantor (a "Funding Guarantor") under this Guaranty, that Funding Guarantor shall be entitled to a contribution from all other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities.

Section 1010. Subrogation Rights of the Guarantors.

            The Guarantors shall be subrogated to all rights of any and all Holders against the Company in respect of any amounts paid to the Holders by the Guarantors pursuant to the provisions of this Guaranty; provided, that the Guarantors shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation, until the principal of, premium, if any, and interest on all the Securities shall have been paid in full.

                                 ARTICLE ELEVEN

                       COLLATERAL AND SECURITY AGREEMENTS

Section 1101. Collateral Documents.

            The due and punctual payment of the principal of, premium, if any, and accrued but unpaid interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue amount of the interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company and any Guarantor to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, subject to the Intercreditor Agreement. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee to enter into each of the Collateral Documents and the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company and the Guarantors will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interests in and Liens upon the Collateral contemplated hereby and by the Collateral Documents including, in all property (real, personal and mixed) of the Company and the Guarantors acquired after the Securities are issued, to the extent contemplated by the Collateral Documents or as otherwise requested by the Trustee, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company and each Guarantor shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company and the Guarantors under this Indenture and the Securities, valid and enforceable, perfected (except as expressly provided therein) Liens in and on all of the Collateral, in favor of the Trustee, for the benefit of the Holders, superior to and prior to the rights of all third persons and subject to no other Liens, other than as specifically permitted herein and therein.

Section 1102. Recording and Opinions.

            (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture one or more Opinions of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Documents, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

            (b) The Company shall furnish to the Trustee within three (3) months after each anniversary of the date of this Indenture, one or more Opinions of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture, all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens.

Section 1103. Release of Collateral.

            (a) Subject to subsections (b) and (c) of this Section 1103, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Company (i) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other obligations of the Company and the Guarantors then due and owing under this Indenture, the Securities and the Collateral Documents; (ii) upon the sale or other disposition of such Collateral constituting an Asset Sale if such sale or other disposition is not prohibited under this Indenture and if the applicable Net Cash Proceeds of Asset Sale are applied in accordance with this Indenture; (iii) upon the sale or other disposition of such Collateral not constituting an Asset Sale pursuant to the terms of this Indenture; (iv) upon the substitution or replacement of such Collateral with new Collateral, provided that the Company grants to the Trustee a security interest and Lien in such new Collateral and executes all Collateral Documents necessary to perfect such security interest and Lien; and
(v) to the extent a Lien is granted on such Collateral and the Purchase Money Indebtedness secured thereby constitutes not less than 75% of the purchase price of the property subject to such Lien. Upon compliance with above provisions and the provisions of Section 1104 hereof, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release provided by or on behalf of the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

            (b) Except as otherwise provided in the Intercreditor Agreement, at any time when a Potential Event of Default or Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Company, no release of Collateral pursuant hereto shall be effective as against the Trustee or the Holders.

            (c) The release of any Collateral from the terms hereof and of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the provisions hereof or of the Collateral Documents. The Trustee and each of the Holders acknowledge that a release of Collateral in accordance with the terms hereof and of the Collateral Documents will not be deemed for any purpose to be an impairment of the security under this Indenture.

Section 1104. Certificates of the Issuer.

            To the extent applicable the Company and the Guarantors shall comply with (a) Section 314(b) of the Trust Indenture Act, relating to the Opinions of Counsel regarding the Lien of the Collateral Documents, and (b) Section 314(d) of the Trust Indenture Act, relating to the release of Collateral from the Lien of the Collateral Documents and Officers' Certificates or other documents regarding fair value of the Collateral. Any certificate or opinion required by
Section 314(d) of the Trust Indenture Act may be made by an officer or employee of the Company to the extent permitted by Section 314(d) of the Trust Indenture Act.

Section 1105. Authorization of Actions to be Taken by the Trustee Under the
              Collateral Documents

            Each Holder, by acceptance of a Security, consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee). Subject to the limitations set forth in Section 802 hereof, the Trustee shall act, make elections or vote as directed by Requisite Holders and all of the Holders shall be bound by such written direction.

Section 1106. Authorization of Receipt of Funds by the Trustee Under the
              Collateral Documents and the Intercreditor Agreement

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

            This Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

            IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.

                                        SLM INTERNATIONAL, INC.,
                                        as Issuer



                                        By:_____________________________
                                           Name:
                                           Title:


                                        SPORT MASKA INC.,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:


                                        MASKA U.S., INC.,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:


                                        #1 APPAREL, INC.,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:

                                        [*#1 APPAREL CANADA, INC.,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:


                                        ST. LAWRENCE MANUFACTURING CANADA
                                        INC., as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:                     *]


                                        SLM TRADEMARK ACQUISITION, CORP.,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:


                                        SLM TRADEMARK ACQUISITION CANADA
                                        CORPORATION,
                                        as Guarantor


                                        By:_____________________________
                                           Name:
                                           Title:


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:_____________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                               (FACE OF SECURITY)

             THIS SECURITY AND THE PAYMENT HEREOF ARE SUBJECT TO AND GOVERNED BY THE TERMS OF THAT CERTAIN SENIOR SECURED NOTE
           INDENTURE, DATED AS OF MARCH __, 1997, BY AND BETWEEN SLM
              INTERNATIONAL, INC., THE GUARANTORS NAMED THEREIN AND
            THE TRUSTEE NAMED THEREIN. THE PROVISIONS OF SUCH SENIOR
             SECURED NOTE INDENTURE ARE INCORPORATED HEREIN BY THIS
            REFERENCE AND MADE A PART HEREOF. RIGHTS WITH RESPECT TO,
           AMONG OTHER THINGS, PRIORITY OF PAYMENT AND COLLATERAL WITH
           RESPECT TO THIS SECURITY ARE SUBJECT TO AND GOVERNED BY THE TERMS OF AN INTERCREDITOR AGREEMENT, DATED MARCH __, 1997,
            BY AND AMONG SLM INTERNATIONAL, INC., THE GUARANTORS, THE TRUSTEE, THE CHASE MANHATTAN BANK, AS AGENT AND THE CHASE
                            MANHATTAN BANK OF CANADA

                             SLM INTERNATIONAL, INC.

                               SENIOR SECURED NOTE
                                DUE APRIL 1, 2004

No. ______                                                            $_________

            SLM INTERNATIONAL, INC., a Delaware corporation (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________
_______________________________________________________________________________
or registered assigns, the principal sum of ____________________________________
_______________________________________________________________ Dollars when and as due under the terms of this Security and the Indenture, in the manner referred to below, and to pay interest prior to default thereon from the later of the date hereof or the most recent date through which interest has been paid hereon at an initial Interest Rate (prior to default) equal to 14% per annum, payable in cash or, at the Company's option, up to 4% per annum in Secondary Securities (as hereinafter defined); provided further that, with respect to the payment due on the first Interest Payment Date, the Company may, at its option, pay all interest accrued through that date in Secondary Securities. Notwithstanding anything to the contrary in the preceding sentence, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing on the date the Interest Rate is to reduce pursuant to the terms hereof:

                  (a) the Interest Rate (prior to default) on the Securities shall be permanently reduced to 12% per annum, payable in cash or, at the Company's option, up to 2% per annum in Secondary Securities, upon the delivery by the Company to the Trustee of (i) financial statements demonstrating that Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters of the Company was not less than $18,000,000 and (ii) an Officers Certificate certifying as to the foregoing and as to the effective date of such reduction, such reduction in the Interest Rate (prior to default) on the Securities to be effective as of the first day of the next succeeding calendar month that commences at least thirty days after the date on which such financial statements have been (1) delivered to the Trustee and (2) filed with the Commission; and

                  (b) the Interest Rate (prior to default) on the Securities shall be permanently reduced to 10% per annum payable in cash, upon the delivery by the Company to the Trustee of (i) financial statements demonstrating that Consolidated EBITDA for the immediately preceding four consecutive fiscal quarters of the Company was not less than $25,000,000 and (ii) an Officers Certificate certifying as to the foregoing and as to the effective date of such reduction, such reduction in the Interest Rate (prior to default) on the Securities to be effective as of the first day of the next succeeding calendar month that commences at least thirty days after the date on which such financial statements have been (1) delivered to the Trustee and (2) filed with the Commission.

            If a Potential Event of Default or Event of Default has occurred and is continuing on the date any reduction in the Interest Rate would otherwise become effective pursuant to the foregoing hereof, such Interest Rate reduction shall not become effective until the first day of the next succeeding calendar month after the date on which such Potential Event of Default or Event of Default has been cured or waived in accordance with the provisions of this Indenture.

            Upon the occurrence of any event which would result in a reduction of the Interest Rate in accordance with the foregoing, the Trustee (at the expense of the Company) shall give prompt written notice to all Holders of such occurrence, and that, provided that there is no occurrence and continuance of a Potential Event of Default or Event of Default on the date the Interest Rate is to reduce pursuant to the foregoing, the Interest Rate will be reduced and the effective date thereof. The Interest Rate in effect with respect to the Securities is subject to increase as provided in Sections 503 and 515 of the Indenture, any such increase to be paid solely in cash. Upon the occurrence and during the continuance of any Payment Default, Bankruptcy Default or any default pursuant to Section 501(c) of the Indenture, all interest accrued thereafter and during the period in which the Payment Default, Bankruptcy Default or any default pursuant to Section 501(c) of the Indenture has continued shall be payable solely in cash, and no portion thereof may be paid in Secondary Securities. Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the Outstanding Securities; provided further, that the Company may at its option pay cash in lieu of issuing Secondary Securities. Any such Secondary Securities shall be governed by the Indenture and shall be identical in all respects to the Securities initially issued (except, as the case may be, with respect to the issuance date and aggregate principal amount). As used herein, "Secondary Securities" means an additional Security with a principal amount equal to the accrued but unpaid interest, which shall be governed by the Indenture and which shall be identical in all respects to this Security (except, as the case may be, with respect to the issuance date and aggregate principal amount).

            The principal amount of this Security will be due and payable in semi-annual installments in accordance with the following schedule, provided that the outstanding principal amount of Securities to be repaid pursuant hereto on a Scheduled Principal Payment Date on or prior to October 1, 2003 shall be reduced on a pro rata basis to the extent of any redemption of Securities made prior to the applicable Principal Payment Date:

                  Scheduled               Outstanding Principal
            Principal Payment Date             to be Repaid
            ----------------------        ---------------------

            October 1, 2001               $4,000,000
            April 1, 2002                  4,000,000
            October 1, 2002                4,000,000
            April 1, 2003                  4,000,000
            October 1, 2003                4,000,000
            April 1, 2004                 Balance of Unpaid Principal

Principal payments may be accelerated upon the occurrence of certain events specified in Section 307 and Article 5 of the Indenture. The interest payable on this Security on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the thirtieth day (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made by (i) wire transfer to a United States dollar account maintained by the Holder of this Security at a Depository Institution in the United States as reflected on the Security Register on the close of business on the applicable Record Date or (ii) mailing checks for such interest and principal to the Holder entitled thereto to such address as shall appear on the Security Register on the close of business on the applicable Record Date.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:  _______, 1997                   SLM INTERNATIONAL, INC.



                                        By: _________________________
                                          Name: _____________________
                                          Title: ______________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Senior Secured Notes Due April 1, 2004 described in the within-mentioned Indenture.

                                        The Bank of New York, as Trustee



                                        By: _________________________
                                          Name: _____________________
                                          Title: ______________________

Dated:  _______, 1997

                               (BACK OF SECURITY)

            This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Notes Due April 1, 2004 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate original principal amount to $_____________ (plus the aggregate amount of all Secondary Securities issued), issued under an indenture (herein called the "Indenture"), dated as of March __, 1997, between the Company, the Guarantors listed therein and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which

Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms and conditions of the Indenture are incorporated herein by this reference, and by acceptance hereof, the Holder of this Security assents to all of the terms and conditions of the Indenture. Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            The Securities are subject to voluntary redemption upon not less than 30 nor more than 60 days' notice by first-class mail, at any time, as a whole or in part, at the election of the Company, except in respect of redemptions under Sections 423 or 425, at a Redemption Price equal to 101% of the principal amount being redeemed, together in the case of any such redemption with accrued interest thereon to the Redemption Date, all as provided in the Indenture. In addition, upon the occurrence of any Asset Sale or the issuance of any new equity securities of the Company, the Company may, and in certain circumstances shall be required to, offer to redeem Securities in accordance with the terms of the Indenture.

            In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

            In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared, or may become, due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of Requisite Holders. The Indenture also contains provisions permitting the Requisite Holders, on behalf of the Holders of all of the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences of such defaults. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the manner, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            Except in respect of Secondary Securities, the Securities are issuable only in registered form without coupons in any denomination of $250,000 or more. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: _____________,
________________________________.

                 [FORM OF NOTATION ON NOTE RELATING TO GUARANTY]

            Sport Maska Inc., Maska U.S., Inc., #1 Apparel, Inc., [*#1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc.,*] SLM Trademark Acquisition, Corp. and

SLM Trademark Acquisition Canada Corporation (hereinafter referred to as the "Guarantors," which term includes any successor or additional Person under the Indenture referred to in the Security upon which this notation is endorsed) have unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at stated maturity, by acceleration, declaration or otherwise, the due and punctual payment of on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will promptly be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Holders and the Trustee pursuant to the Guaranties and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guaranties made therein.

            The Guaranties shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                        SPORT MASKA INC.,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:


                                        MASKA U.S., INC.,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:


                                        #1 APPAREL, INC.,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:


                                        [*#1 APPAREL CANADA, INC.,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:


                                        ST. LAWRENCE MANUFACTURING CANA-
                                        DA INC., as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:                    *]

                                        SLM TRADEMARK ACQUISITION, CORP.,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:


                                        SLM TRADEMARK ACQUISITION CANADA
                                        CORPORATION,
                                        as Guarantor


                                        By:____________________________
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM

            I/We assign and transfer this Security to:

            _______________________________________________________

            Insert assignee's soc. sec. or tax ID no.:_____________

            _______________________________________________________

            _______________________________________________________

            _______________________________________________________
            (Print or type assignee's name, address and zip code)



and irrevocably appoint_________________________________________

_______________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Dated: ______________  Signed:_____________________________

________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

                      NOTICE OF HOLDER TO ELECT REDEMPTION

            If you want to elect to have this Security purchased or redeemed by the Company pursuant to Sections 423, 425 or 901 of the Indenture, check the box and complete the following:


__  an election to require redemption is hereby being made.


$_________________ (principal amount of this Security with respect to which an election to require redemption is being made)

Dated: ______________  Signed:_____________________________

________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)


                                      A-11